As filed with the Securities and Exchange Commission on March 15, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Anworth Mortgage Asset Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	52-2059785
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1299 Ocean Avenue, Second Floor

Santa Monica, California 90401

(310) 255-4493

(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices)

Lloyd McAdams

Chairman and Chief Executive Officer

1299 Ocean Avenue, Second Floor

Santa Monica, California 90401

(310) 255-4493

(Address, including zip code, and telephone number, including area code of agent for service)

Copies to:

Mark J. Kelson, Esq.

Greenberg Traurig, LLP

1840 Century Park East, Suite 1900

Los Angeles, CA 90067

(310) 586-3856

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction 1.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction 1.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of Shares To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	15,303,119 shares	(2)	(2)	$0

(1)          Pursuant to Rule 416 under the Securities Act, this Registration Statement shall include any additional shares that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of shares of the Registrant’s outstanding common stock.

(2)          In accordance with Rule 415(a)(6) under the Securities Act, this Registration Statement carries over 15,303,119 unsold shares of common stock that were previously registered by the Registrant pursuant to its registration statement on Form S-3 (File No. 333-202739), which was initially filed with the Commission on March 13, 2015, and declared effective by the Commission on March 25, 2015 (which we refer to as the “Prior Registration Statement”).  In connection with the initial registration of such unsold shares of common stock on the Prior Registration Statement, the Registrant previously paid the applicable registration fee which will continue to be applied to such unsold shares of common stock included on this Registration Statement.  Accordingly, the amount of the registration fee is $0 because no additional securities are being registered on this Registration Statement.

Pursuant to Rule 415(a)(6), the offering of the unsold shares of common stock registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Anworth Mortgage Asset Corporation

2018 Dividend Reinvestment and Stock Purchase Plan

15,303,119 shares of common stock, par value $0.01 per share

Our 2018 Dividend Reinvestment and Stock Purchase Plan (which we refer to as the “Plan”) provides prospective investors and existing holders of our common stock with a convenient and economical method to purchase shares of our common stock.  By participating in the Plan, you may purchase additional shares of our common stock by reinvesting some or all of the cash dividends that you receive on your shares of our common stock.  If you elect to participate in the Plan, you may also make optional cash purchases of shares of our common stock of between $50 and $10,000 per month and, with our prior approval, in excess of $10,000 per month.  Shares of our common stock purchased under the Plan may be acquired at discounts of up to 5% from the then-applicable three-day average of the volume weighted average price of our common stock for newly-issued shares, or up to 5% from the prevailing market price for shares acquired in the open market.  In no event, however, will the purchase price of newly-issued shares of our common stock be less than 95% of the volume weighted average price of our common stock, as reported by the composite exchanges, obtained from Bloomberg, LP, on the purchase date.  Additionally, in no event will the sum of any discount paid by us for shares of our common stock acquired by the Plan administrator in the open market, plus any brokerage fees or commissions incurred on behalf of Plan participants in connection with such market purchases, exceed 5% of the purchase price for such shares.

Plan highlights include:

•                            Any registered stockholder may elect to participate in the Plan.

•                            Interested prospective investors who are not currently holders of our common stock may make their initial purchase through the Plan.

•                            Up to a 5% discount on shares of our common stock purchased under the Plan.

•                            Full or partial dividend reinvestment options.

•                            Optional cash purchases of between $50 and $10,000 per month and, with our prior approval, optional cash purchases in excess of $10,000 per month.

•                            Available safekeeping of shares in book-entry form at no charge to you.

•                            Detailed record keeping and reporting will be provided at no charge to you.

•                            Optional automatic investment withdrawals from your bank account.

This prospectus relates to the offer and sale of up to 15,303,119 authorized but unissued shares of our common stock under the Plan.  Participants should retain this prospectus for future reference.

Our common stock is listed on the New York Stock Exchange under the symbol “ANH.”

Investing in our securities involves a high degree of risk.  You should carefully consider the information under the heading “Risk Factors” beginning on page 20 of this prospectus before buying shares of our common stock.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

Our common stock may not be available under the Plan in all states.  This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of our common stock or other securities in any state or any other jurisdiction where the offer or sale is not permitted.

The date of this prospectus is                   , 2018.

ABOUT THIS PROSPECTUS

We adopted a 2018 Dividend Reinvestment and Stock Purchase Plan to provide additional opportunities for our existing stockholders and new investors to purchase up to an aggregate of 15,303,119 shares of our common stock that we may issue pursuant to the Plan.  The Plan is described in the “Description of the Plan” section beginning on page 7 of this prospectus.

The following information is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in, or incorporated by reference into, this prospectus.  We encourage you to read this prospectus, as well as the information which is incorporated by reference herein, in their entireties.

You should rely only on the information contained in or incorporated by reference into this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted.  The information in this prospectus is accurate only as of the date such information is presented.  Our business, financial condition, results of operations and prospects may have changed since such dates.

As used in this prospectus, “Company,” “we,” “us,” “our,” “Anworth,” and the “Company” refer to Anworth Mortgage Asset Corporation.

CAUTIONARY NOTE REGARDNG FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.  Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters.  You can generally identify forward-looking statements as statements containing the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume” or other similar expressions.  You should not rely on our forward-looking statements because the matters they describe are subject to assumptions, known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.  Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors, some of which are listed under the caption “Risk Factors” in this prospectus beginning on page 20, or in the reports that we file from time to time with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”), such as our quarterly and annual reports.

Statements regarding the following subjects, among others, are subject to various risks and uncertainties that may affect our actual results and may be forward-looking:

•                            risks associated with investing in mortgage-backed securities (which we refer to as “MBS”) and related assets;

•                            changes in interest rates and the market value of our target investments;

•                            changes in prepayment rates of the mortgage loans securing our mortgage-related investments;

•                            changes in the yield curve;

•                            the credit performance of our non-agency MBS and residential mortgage loans held-for-investment;

•                            the concentration of the credit risks we are exposed to;

•                            the state of the credit markets and other general economic conditions, particularly as they affect the price of earnings assets and the credit status of borrowers;

•                            the availability of our target investments for purchase at attractive prices;

•                            the availability of financing for our target investments, including the availability of repurchase agreement financing;

•                            declines in home prices;

•                            increases in payment delinquencies and defaults on the mortgages comprising and underlying our target investments;

•                            changes in liquidity in the market for MBS, the re-pricing of credit risk in the capital markets, inaccurate ratings of securities by rating agencies, rating agency downgrades of securities, and changes in the supply of MBS available-for-sale;

•                            changes in the values of the MBS and other mortgage-related investments in our portfolio and the impact of adjustments reflecting those changes on our financial statements;

•                            our ability to generate the amount of cash flow we expect from our target investments;

•                            changes in our investment and financial strategies and the new risks that those changes may expose us to;

•                            changes in the competitive environment within our industry;

•                            changes that may affect our Manager’s ability to attract and retain personnel;

•                            our ability to successfully diversify our business into new investments and manage the new risks they may expose us to;

•                            our ability to manage various operational and regulatory risks associated with our business;

•                            our ability to establish, adjust and maintain appropriate hedges for the risks to our portfolio;

•                            legislative and regulatory actions affecting the mortgage and derivatives industries or our business;

•                            implementation of or changes in government regulations or programs affecting our business;

•                            changes due to the consequences of actions by the U.S. government and other foreign governments to address various financial and economic issues and our ability to respond to and comply with such actions and changes;

•                            our ability to maintain our qualification as a real estate investment trust (which we refer to as “REIT”), for federal income tax purposes;

•                            our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended (which we refer as the “Investment Company Act”);

•                            limitations imposed on our business due to our REIT status as exempt from registration under the Investment Company Act; and

•                            our ability to manage our growth.

Other risks, uncertainties and factors, including those discussed under “Risk Factors” in this prospectus, or in the reports that we file from time to time with the SEC, such as our quarterly and annual reports, could cause our actual results to differ materially and in an adverse manner from those projected in any forward-looking statements we make.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

All forward-looking statements speak only as of the date they are made.  New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us.  Forward-looking statements speak only as of the date they are made, and, except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus.  It may not contain all of the information that may be important to you in deciding whether to invest in our common stock.  Before making an investment decision, you should read carefully this entire prospectus, together with the information incorporated herein by reference, including the risk factors.  The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus.

Our Company

We were incorporated in Maryland on October 20, 1997 and commenced operations on March 17, 1998.  Our principal business is to invest in, finance and manage a leveraged portfolio of residential mortgage-backed securities (which we refer to as “MBS”) and residential mortgage loans, which presently include the following types of investments:

•                            Agency mortgage-backed securities (which we refer to as “Agency MBS”), which include residential mortgage pass-through certificates and collateralized mortgage obligations (which we refer to as “CMOs”), which are securities representing interests in pools of mortgage loans secured by residential property in which the principal and interest payments are guaranteed by a government-sponsored enterprise (which we refer to as a “GSE”), such as the Federal National Mortgage Association (which we refer to as “Fannie Mae”) or the Federal Home Loan Mortgage Corporation (which we refer to as “Freddie Mac”).

•                            Non-agency mortgage-backed securities (which we refer to as “Non-Agency MBS”), which are securities issued by companies that are not guaranteed by federally sponsored enterprises and that are secured primarily by first-lien residential mortgage loans.

•                            Residential mortgage loans through consolidated securitization trusts.  We finance our residential mortgage loans through asset-backed securities (which we refer to as “ABS”) issued by the consolidated securitization trusts.  The ABS which are held by unaffiliated third parties are non-recourse financing.  The difference in the amount of the loans and the amount of the ABS represents our retained net interest in the securitization trusts.

Our principal business objective is to generate net income for distribution to our stockholders primarily based upon the spread between the interest income on our mortgage assets and our borrowing costs to finance our acquisition of those assets.

We have elected to be taxed as a real estate investment trust (which we refer to as a “REIT”) under the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”).  As long as we retain our REIT status, we generally will not be subject to federal or state income taxes to the extent that we distribute our taxable net income to our stockholders, and we routinely distribute to our stockholders substantially all of the taxable net income generated from our operations.  In order to qualify as a REIT, we must meet various ongoing requirements under the tax law, including requirements relating to the composition of our assets, the nature of our gross income, minimum distribution requirements and requirements relating to the ownership of our stock.

Our Manager

We are externally managed and advised by Anworth Management LLC (which we refer to as our “Manager”).  Our Manager is supervised and directed by our board of directors (which we refer to as our “Board”).  Our day-to-day operations are being conducted by our Manager through the authority delegated to it under the Management Agreement between us and our Manager (which we refer to as the “Management Agreement”) and pursuant to the policies established by our Board.

Our Manager will also perform such other services and activities relating to our assets and operations as described in the Management Agreement.  In exchange for services provided, our Manager receives a management fee paid monthly in arrears in an amount equal to one-twelfth of 1.20% of our Equity (as defined in the Management Agreement).

Stock Listing

Our common stock is traded on the New York Stock Exchange (which we refer to as the “NYSE”) under the symbol “ANH.”

General Information

Our principal executive offices are located at 1299 Ocean Avenue, Second Floor, Santa Monica, California, 90401.  Our telephone number is (310) 255-4493 and our fax number is (310) 434-0070.  Our website is www.anworth.com.  The contents of our website are not a part of this prospectus.

2018 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

We adopted a 2018 Dividend Reinvestment and Stock Purchase Plan (which we refer to as the “Plan”) to provide additional opportunities for our existing stockholders and new investors to purchase up to an aggregate of 15,303,119 shares of our common stock that we may issue pursuant to the Plan.  The Plan provides an opportunity for our current stockholders to automatically reinvest all or a portion of their cash dividends in additional shares of our common stock.  The Plan also provides our current stockholders and new investors with a way to acquire shares of our common stock by directly investing additional cash amounts.

The dividend reinvestment component of the Plan permits our stockholders to designate that all or a portion of their cash dividends on our common stock be invested in additional shares of our common stock.  The optional cash purchase component of the Plan permits current stockholders and new investors to purchase shares of our common stock on a monthly basis in amounts, subject to certain exceptions, ranging from $50 to $10,000 or, with our prior approval, in excess of $10,000.  If we issue new shares of our common stock to participants in the Plan, we may sell the shares at a discount of up to 5% from the then-applicable three-day average of the volume weighted average price of our common stock for newly-issued shares, or up to 5% from the prevailing market price for shares acquired in the open market.  If the administrator of the Plan (which we refer to as the “Plan Administrator”) acquires our shares in the open market for participants in the Plan, we may discount such shares by paying up to 5% of the purchase price for such shares.  For shares acquired in the open market, the purchase price includes all trading fees and service charges.  In no event, however, will the purchase price of newly-issued shares of our common stock be less than 95% of the volume weighted average price of our common stock, as reported by the composite exchanges, obtained from Bloomberg, LP, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, on the purchase date.  Additionally, in no event will the discount paid by us for shares acquired by the Plan Administrator in the open market, if any, plus any trading fees, commissions or service charges we may pay in connection with such open market purchases, exceed 5% of the purchase price for such shares.  You should note, also, that we are not required to offer shares at a discount or to pay discounts, fees, commissions or service charges.  We may change the discount percentage offered at any time or discontinue this feature of the Plan at any time.  Please see the “Description of the Plan” section beginning on page 7 of this prospectus.

The Plan Administrator is American Stock Transfer & Trust Company, LLC.  The Plan Administrator keeps records, sends statements of account to each participant in the Plan and performs other duties related to the Plan.  The Plan Administrator also acts as the dividend disbursing agent, transfer agent and registrar for our common stock.

USE OF PROCEEDS

The net proceeds to us from the sale of shares of common stock offered by this prospectus will be used to increase our equity capital base which will allow us to grow our balance sheet through the deployment of equity and the use of leverage.  We intend to use the net proceeds to acquire mortgage-related assets consistent with our investment policy and for general corporate purposes.  We then intend to increase our investment assets by borrowing against these mortgage-related assets and using the proceeds of such borrowings to acquire additional mortgage-related assets.  Pending such uses, we will place the net proceeds in interest-bearing bank accounts or in readily marketable, interest-bearing securities which are consistent with maintaining our qualification as a REIT for federal income tax purposes.

DESCRIPTION OF THE PLAN

Our 2018 Dividend Reinvestment and Stock Purchase Plan (which we refer to as the “Plan”) is described in the following questions and answers:

1.                        Why is the Plan being offered?

The purpose of the Plan is to provide a convenient and economical method for our current stockholders to automatically reinvest all or a portion of their cash dividends in additional shares of our common stock.  The Plan also provides our current stockholders and new investors with an economical way to acquire shares of our common stock by directly investing additional cash amounts.  In these ways, the Plan is intended to benefit our long-term investors by allowing them to increase their investment in our common stock.  The Plan also provides us with a cost-efficient way to raise additional capital through the direct sale of our common stock.

2.                        How does the Plan work?

The dividend reinvestment component of the Plan permits our stockholders to designate that all or a portion of their cash dividends on our common stock be invested in additional shares of our common stock.  The optional cash purchase component of the Plan permits current stockholders and new investors to purchase shares of our common stock on a monthly basis in amounts, subject to certain exceptions (see Question 16), ranging from $50 to $10,000 or, with our prior approval, in excess of $10,000 (see Question 17).  Funds invested pursuant to the Plan are fully invested through the purchase of both whole and fractional shares of our common stock, and proportionate cash dividends on fractional shares of our common stock held in a participant’s account (which we refer to as a “Plan Account”) with the administrator of the Plan (which we refer to as the “Plan Administrator”) are used to purchase additional shares under the Plan.

3.                        What are the advantages of participating in the Plan?

The Plan provides participants with the opportunity to acquire additional shares of our common stock directly from us without having to pay the trading fees or service charges associated with an independent purchase.  If we issue new shares of our common stock to participants in the Plan, we may sell the shares at a discount of up to 5% from the then-applicable three-day average of the volume weighted average price of our common stock for newly-issued shares, or up to 5% from the prevailing market price for shares acquired in the open market.  If the Plan Administrator acquires our shares in the open market for participants in the Plan, we may discount such shares by paying up to 5% of the purchase price for such shares.  For shares acquired in the open market, the purchase price includes all trading fees and service charges.  In no event, however, will the purchase price of newly-issued shares of our common stock be less than 95% of the volume weighted average price of our common stock, as reported by the composite exchanges, obtained from Bloomberg, LP, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, on the purchase date.  Additionally, in no event will the discount paid by us for shares acquired by the Plan Administrator in the open market, if any, plus any trading fees, commissions or service charges we may pay in connection with such open market purchases, exceed 5% of the purchase price for such shares.  You should note, also, that we are not required to offer shares at a discount or to pay discounts, fees, commissions or service charges.  We may change the discount percentage offered at any time or discontinue this feature of the Plan at any time.

The Plan also offers a “share safekeeping” service that allows you to deposit your share certificates with the Plan Administrator and have your share ownership maintained on the Plan Administrator’s records as part of your Plan Account (see Question 21).  There is no charge for this service.

4.                        What are the disadvantages of participating in the Plan?

Investing in our common stock through the Plan is no different from, and is subject to the same risks as, investing in our common stock directly.  This includes the risk that the market price for our common stock may decline.  See the section entitled “Risk Factors” below.  Neither we nor the Plan Administrator can guarantee that shares of our common stock purchased under the Plan will be worth more or less than their purchase price at any particular time.

Amounts contributed to the Plan will not necessarily be invested by the Plan Administrator immediately upon receipt.  Likewise, there may be delays in the delivery of moneys to be returned to you under the Plan.  The Plan will not pay interest to you on funds held pending investment or pending return to you.

Purchases and sales of our common stock under the Plan will be effected by the Plan Administrator as soon as practicable after it receives investment instructions.  Therefore, if you participate in the Plan, you will not be able to control the specific timing of purchases and sales made for you under the Plan.  The market price of our common stock may fluctuate between the time an investment instruction is received and the time shares are purchased or sold.

You will not be able to pledge any shares of our common stock held in your Plan Account until a certificate for those shares is issued to you.

If you reinvest your cash dividends, you will be treated as having received dividend income for federal income tax purposes but will not receive a dividend check.  There may be other tax-related disadvantages applicable to your participation in the Plan.  See Question 33 and the section entitled “Certain Federal Income Tax Considerations.”

There are certain fees that will be charged to you by the Plan Administrator (see Question 27).

5.                        Who is eligible to participate?

Anyone is potentially eligible to participate in the Plan.  You may participate in the Plan if: (i) you are a “registered holder” of our common stock; that is, your shares are registered in your name on our stock transfer books; (ii) you are a “beneficial owner” of our common stock; that is, your shares are registered in a name other than your own name (i.e., in the name of a broker, bank or other nominee); or (iii) you are not presently a stockholder but wish to acquire shares of our common stock.  If you are a registered holder, you may participate in the Plan directly.  If you are a beneficial owner, you must either become a registered holder by having your shares transferred into your own name or make arrangements with your broker, bank or other nominee to participate in the Plan on your behalf (see Question 6).

As a general matter, you cannot participate in the Plan if you (a) are not a U.S. citizen or resident for federal income tax purposes or (b) own (taking into account the special constructive ownership provisions of U.S. federal income tax law applicable to real estate investment trusts) 9.8% or more of the outstanding shares of our common stock.  In addition, you will not be allowed to participate if you live in a jurisdiction that makes it unlawful for us to permit your participation in the Plan.  Persons who are citizens or residents of a country other than the United States, its territories and possessions should make certain that their participation does not violate local laws governing such matters as taxes, currency and exchange controls, share registration, foreign investments and related matters.  We reserve the right to terminate anyone’s participation in the Plan if we deem it advisable under any applicable laws or regulations.  We also reserve the right, in our sole discretion, to exclude anyone from the Plan who fails to comply with the requirements of the Plan, including, but not limited to, those seeking to use the Plan to engage in short-term trading activities that may cause aberrations in the trading volume of our common stock or who use multiple Plan Accounts to circumvent the Plan’s standard $10,000 per month investment maximum.

6.                        How do I enroll in the Plan?

If you hold shares of our common stock in your own name, or if you are a new investor, you may enroll in the Plan by obtaining a plan enrollment form by calling the Plan Administrator at (877) 248-6410 and mailing your completed form to the Plan Administrator at American Stock Transfer & Trust Company, LLC, Plan Administration Department, P.O. Box 922, Wall Street Station, New York, New York 10269-0560.  Alternatively, you may enroll online through InvestPower, a division of the Plan Administrator, at http://www.investpower.com.  If your shares are registered in a name other than your own name (i.e., in the name of a broker, bank or other nominee), then you must either (i) have your shares re-registered in your own name and then enroll as discussed above or (ii) make arrangements with your nominee holder to participate on your behalf.  You will need to confirm that your nominee holder is able to accommodate your participation in the Plan.

An eligible person may elect to become a participant in the Plan at any time, subject to our right to modify, suspend, terminate or refuse participation in the Plan.  Your plan enrollment appoints the Plan Administrator as your agent for purposes of the Plan and permits it to reinvest dividends on the number of shares you designate and to make cash purchases on your behalf as you direct.  You may also specify whether you wish to have your shares held by the Plan Administrator for safekeeping (see Question 21).

If you are enrolling for dividend reinvestment, the Plan Administrator must receive your plan enrollment at least two business days prior to the record date established for a particular dividend in order for you to be eligible for reinvestment of that dividend payment under the Plan (see Question 13).  Otherwise, reinvestment of your dividends will begin with the next dividend payment.

If you are enrolling in the Plan by making an optional cash purchase (see Question 9), the Plan Administrator must receive your plan enrollment and investment funds at least two business days before the date such funds are to be invested for a particular month (see Question 13 and Question 17).  If your plan enrollment and investment funds are received after that date, they will be held in your Plan Account until the next applicable Small Cash Purchase Investment Date (as defined in Question 13) or returned pursuant to the rules for Large Cash Purchases (as defined in Question 17) set forth in Question 17, as the case may be.  If you are not a current stockholder, you must submit your initial investment with your plan enrollment.

7.                        Who is the Plan Administrator?

The Plan is being administered by American Stock Transfer & Trust Company, LLC.  Information on how to contact the Plan Administrator is described in Question 6 and Question 35.  The Plan Administrator keeps records, sends statements of account to each participant in the Plan and performs other duties related to the Plan, including the safekeeping of the shares purchased for each participant.  The Plan Administrator also acts as the dividend disbursing agent, transfer agent and registrar for our common stock.

8.                        How will I keep track of my investments?

The Plan Administrator will send you a transaction notice confirming the details of each Plan transaction you make, including the number of shares purchased and the price paid.  You will also receive annual income tax information on Form 1099.  These statements are your record of the cost of your purchases and should be retained for income tax and other purposes.

All notices from the Plan Administrator to you will be mailed to your last address of record.  However, if your shares are registered in a name other than your own name, communications regarding the Plan will be made through your nominee holder.

9.                        What investment options are available under the Plan?

You can purchase shares of our common stock under the Plan through the following investment options:

Dividend Reinvestment.  You can instruct the Plan Administrator to apply the cash dividends paid on all or any portion of the shares of common stock designated by you for reinvestment.  In order to participate in the Plan, you do not have to submit the shares of our common stock currently held by you or on your behalf to your Plan Account in order to elect to reinvest the dividends on all or a portion of such shares, although share safekeeping is one of the benefits available under the Plan (see Question 21).  Shares of common stock purchased for your Plan Account will be automatically enrolled in the Plan in book-entry form, with the Plan Administrator listed as your nominee, and all dividends paid on these shares will also be reinvested, even if you withdraw the shares from your Plan Account, unless you instruct the Plan Administrator otherwise.  Cash dividends paid on shares of our common stock owned by you that are not held in your Plan Account, and for which you do not elect to reinvest dividends, will continue to be paid directly to you.

Optional Cash Purchases.  You can make voluntary cash contributions to your Plan Account at any time, even if you are not currently reinvesting dividends paid to you on our common stock.  Payment for these optional cash purchases can be made by check, money order or electronic funds transfer from a pre-designated bank account.  The Plan Administrator will use these funds to purchase shares of our common stock on a monthly basis.  If you are already a stockholder, the minimum optional cash purchase is $50 per month.  If you are using this feature to make your initial investment in our common stock, the minimum cash purchase is $1,000.  You may not make optional cash purchases of more than $10,000 per month without our prior written approval (see Question 17).  Dividends paid on shares of our common stock that are purchased for your Plan Account with voluntary cash contributions will automatically be reinvested in our common stock unless you instruct the Plan Administrator otherwise.

As a result of the Emergency Economic Stabilization Act of 2008, the Plan Administrator will now report “cost basis” to both the participants in the Plan and the U.S. Internal Revenue Service (which we refer to as the “IRS”).  The IRS requires shareholders to reinvest a minimum of 10% of their dividend each scheduled disbursement date.  If your account falls under the 10% mandatory threshold, you will be sent a notification outlining your alternatives for dividend reinvestment.

10.                 Can I change my investment options?

Yes.  You may change your investment options online at any time through InvestPower at http://www.investpower.com or by completing a new plan enrollment and submitting it to the Plan Administrator at least two business days prior to the record date for the next dividend payment.

11.                 What is the source of shares purchased by the Plan?

We may either issue new shares of our common stock directly to the Plan or instruct the Plan Administrator to acquire currently outstanding shares in the open market.  Open market purchases may be made, at the Plan Administrator’s option, on the NYSE or any other securities exchange where our common stock is traded, in the over-the-counter market, or in negotiated transactions with third persons.

12.                 At what price will shares be acquired?

Shares Acquired Directly from Us pursuant to Optional Small Cash Purchases.  All shares of our common stock acquired directly from us pursuant to optional cash purchases under the Plan will be acquired at a discount rate ranging from 0% to 5% from a price equal to the average of the volume weighted average price of our common stock for the three trading days prior to and including the applicable Small Cash Purchase Investment Date, computed up to four decimal places, if necessary, as reported by the composite exchanges, obtained from Bloomberg, LP.  In no event, however, will the purchase price be less than 95% of the volume weighted average price of our common stock as reported by the composite exchanges, obtained from Bloomberg, LP, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, on the applicable Small Cash Purchase Investment Date.  This means that if the volume weighted average price for the three trading days prior to and including the applicable Small Cash Purchase Investment Date is less than 95% of the volume weighted average price on the Small Cash Purchase Investment Date, your purchase price per share will be equal to 95% of such volume weighted average price on the Small Cash Purchase Investment Date.

Shares Acquired Directly from Us pursuant to the Reinvestment of Dividends.  All shares of our common stock acquired directly from us pursuant to the reinvestment of dividends under the Plan will be acquired at a discount rate ranging from 0% to 5% from a price equal to the volume weighted average price of our common stock on the applicable date on which we pay dividends, each a Dividend Payment Date, computed up to four decimal places, if necessary, as reported by the composite exchanges, obtained from Bloomberg, LP.  In no event, however, will the purchase price be less than 95% of the volume weighted average price of our common stock as reported by the composite exchanges, obtained from Bloomberg, LP, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, on the applicable Dividend Payment Date.  This means that if the volume weighted average price on the applicable Dividend Payment Date is less than 95% of the volume weighted average price on the applicable Dividend Payment Date, your purchase price per share will be equal to 95% of such volume weighted average price on the applicable Dividend Payment Date.

Shares Acquired on the Open Market.  All shares of our common stock purchased by the Plan Administrator in the open market will be acquired at a discount rate, which will be paid by us, ranging from 0% to 5% from the prevailing market price.  The price deemed to be paid by any participant for shares acquired in the open market on any given day will be the weighted average of the actual prices paid for all shares acquired on that date, computed to four decimal places, if necessary, including all trading fees and service charges.  Open market purchases may be made on such terms as to price, delivery and otherwise as the Plan Administrator determines.  In no event, however, will the sum of the discount paid by us on open market purchases, if any, plus any trading fees, commissions and service charges we may pay in connection with such purchases, exceed 5% of the purchase price.

We are not required to sell shares issued by us at a discount to the Plan, to pay a discount with respect to shares purchased by the Plan Administrator in the open market, or to pay fees, commissions or service charges, and the discount rate we offer is subject to change or discontinuance at our discretion and without prior notice to participants in the Plan.  The discount rate, if any, will be determined by us from time to time based on a review of current market conditions, the level of participation in the Plan, our current and projected capital needs, and other factors that we deem to be relevant.

There are special rules for cash purchases of more than $10,000 per month (see Question 17).

13.                 When are the shares purchased for the Plan?

We pay dividends on a quarterly basis.  If these dividends are used to acquire new shares directly from us, the Plan Administrator will reinvest dividends on the applicable Dividend Payment Date.  If these dividends are used to acquire shares through open market purchases, the Plan Administrator will purchase all shares within 30 days of the applicable Dividend Payment Date.  If the dividends are not able to be fully invested within 30 days, they will be distributed in full, without interest, by the Plan Administrator to the stockholders participating in the Plan.  Payments of dividends are always announced in advance.  You may learn the date of any announced dividend payment by calling the Plan Administrator at (877) 248-6410.

Funds for optional cash purchases may be deposited into your Plan Account at any time.  If the funds you deposit during a particular calendar month are $10,000 or less and are used to acquire new shares directly from us, they will be invested on the twenty sixth (26th) day of the month (which we refer to as a “Small Cash Purchase Investment Date”); provided, that if those funds are not received at least two business days before the Small Cash Purchase Investment Date for that month, then they will be invested on the Small Cash Purchase Investment Date of the following month.  If these funds are used to acquire shares through open market purchases, the Plan Administrator will purchase all shares within 30 days of the applicable Small Cash Purchase Investment Date.  If any funds deposited for optional cash purchases are not able to be fully invested within 30 days of the applicable Small Cash Purchase Investment Date, they will be returned in full, without interest, by the Plan Administrator to the applicable stockholders and/or new investors.

There are special rules for cash purchases of more than $10,000 per month (see Question 17).

14.                 Will I earn interest on funds in my Plan Account prior to investment or return to me?

No.  Interest will not be paid on funds deposited by you in your Plan Account pending investment or return to you.

15.                 What are the procedures for cash purchases?

If you are not already a stockholder, you are required under the Plan to make an initial investment of at least $1,000, but not more than $10,000, unless you have received our prior approval for larger purchases (see Question 17).  Your initial investment can be made through InvestPower at http://www.investpower.com, or by completing a plan enrollment form and submitting it with your check made payable to American Stock Transfer & Trust Company, LLC/Anworth (see Question 6).

If you are already a stockholder and have enrolled in the Plan and want to make optional cash purchases, you may send a check to the Plan Administrator for each purchase, or authorize individual or monthly debits from your bank account.  If you choose to submit a check, please make sure to include the contribution form from your Plan statement and mail it in the envelope provided.  This feature enables you to make ongoing investments in an amount that is comfortable for you.  Ongoing optional cash purchases are subject to a minimum investment of $50 per month and a maximum of $10,000 per month, unless you have received our prior approval for larger purchases (see Question 17).

In order for your funds to be invested on a particular Small Cash Purchase Investment Date, they must be received by the Plan Administrator no later than two business days before that Small Cash Purchase Investment Date.  No interest will be paid on funds held by the Plan Administrator pending investment.

You may cancel an optional cash purchase of $10,000 or less by advising the Plan Administrator at least two business days before the applicable Small Cash Purchase Investment Date.  The Plan Administrator will return the funds from a canceled purchase to you without interest as soon as practical.  No refund of a check or money order will be made until the funds have been actually received by the Plan Administrator.

There are special rules for cash purchases of more than $10,000 per month (see Question 17).

16.                 What limitations apply to optional cash purchases?

Minimum Investments.  If you are already a stockholder, the minimum cash purchase is $50 per month.  If you are using this feature to make your initial investment in our common stock, the minimum cash purchase is $1,000.  Cash purchases for less than these minimums will be returned to you without interest, unless we choose to waive these minimum amounts.

Large Cash Purchases.  Large Cash Purchases (cash purchases of more than $10,000 per month) will not be allowed by the Plan Administrator without our prior written approval.  Unless you have complied with the procedures described in Question 17, any amount you submit for investment over this limit will be returned to you without interest.  For purposes of this limitation, we reserve the right to aggregate all cash purchases from any participant with more than one Plan Account using the same name, address or social security or taxpayer identification number.  If you do not supply a social security or taxpayer identification number to the Plan Administrator, your participation may be limited to only one Plan Account.  Also for the purpose of this limitation, all Plan Accounts that we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated.  We may grant or withhold our permission to make Large Cash Purchases in our sole discretion.  We may grant such request in whole or in part.  We may also grant requests for some Large Cash Purchases and deny requests for others even though they are made in the same month.

17.                 What are the procedures for a Large Cash Purchase?

Cash purchases of more than $10,000 per month (which we refer to as “Large Cash Purchases”) may be made only pursuant to our acceptance of a request to make a Large Cash Purchase, which shall be made on a request form (which we refer to as a “Request for Waiver”).  We expect to approve requests for Large Cash Purchases from financial intermediaries, including brokers and dealers, and other participants from time to time.

Participants may ascertain whether we are accepting requests for Large Cash Purchases in any given month, and certain other important information, by telephoning us on the first business day of each month at (310) 255-4408 or such other number as we may establish from time to time.  In addition, participants may ascertain whether we are accepting requests in the first month that the Plan is activated by calling the number above on or about the date of this prospectus.  When participants call this number we will inform such participants (by a prerecorded message) of one of the three following pieces of information:

•                            that we will not be accepting requests to make Large Cash Purchases that month;

•                            that we will be accepting requests to make Large Cash Purchases that month.  If this is the case, we will provide relevant information such as the date on which a Pricing Period (as defined below) will begin; the number of days in the Pricing Period; the Waiver Discount (as defined below), if any; the Threshold Price (as defined below), if any; and whether or not the Pricing Period Extension Feature (as defined below) or Continuous Settlement Feature (as defined below) will be activated; or

•                            that we have not yet determined whether we will be accepting requests to make Large Cash Purchases.  If this is the case, we will inform participants of a date later in the month when they can call to ascertain whether we will be accepting Requests for Waiver.

We may alter, amend, supplement, or waive, in our sole discretion, the time periods and/or other parameters relating to Large Cash Purchases made by one or more participants in the Plan (including new investors), at any time and from time to time, prior to the granting of any Request for Waiver.

We have the sole discretion to approve or reject any request to make Large Cash Purchases during any month.  We may grant such requests by any method that we determine to be appropriate.  We also may adjust the amount that you may invest.  In deciding whether to approve your request, we may consider, among other things, the following factors:

•                            our need for additional funds;

•                            our desire to obtain such additional funds through the sale of our common stock as compared to other sources of funds;

•                            the purchase price likely to apply to any sale of our common stock;

•                            the extent and nature of your prior participation in the Plan;

•                            the number of shares of common stock you hold of record;

•                            the total amount of Large Cash Purchases for which requests have been submitted;

•                            the order of our receipt of each request; and

•                            whether, at the time of such request, the Plan Administrator is acquiring shares of our common stock for the Plan directly from us or through open market transactions.

We will decide whether to approve a submitted request at least two days prior to the commencement of the applicable Pricing Period.  If you do not receive a response from us in connection with your request, you should assume that we have denied your request.

We must receive a Request for Waiver from requesting participants no later than 5:00 P.M., Eastern Time, on the day we establish the terms, which is the third business day prior to the applicable Pricing Period.  Participants who wish to make a Large Cash Purchase in any given month must obtain our prior written approval, which will be given or rejected on or before 5:00 P.M., Eastern Time, the second business day prior to the applicable Pricing Period, and a copy of such written approval must accompany any such investment.  Available funds for such Large Cash Purchases must be received by the Plan Administrator by wire transfer no later than 3:00 P.M., Eastern Time, one business day prior to the applicable Pricing Period.  To obtain a Request for Waiver or additional information, a participant may call the Plan Administrator at (877) 248-6410, or visit our website at www.anworth.com.  Completed Request for Waivers should be faxed directly to us “Attn: Director of Investor Relations” at (310) 434-0070 or such other number as we may establish from time to time.

Purchase Price of Shares for Large Cash Purchases.  Shares purchased pursuant to an approved Request for Waiver will be purchased directly from us as described herein, including the establishment of a “Threshold Price,” as more fully described below.  The purchase price may be reduced by the Waiver Discount that we have provided for Large Cash Purchases on each Purchase Date (as defined below).  If we grant your request to purchase shares pursuant to a Request for Waiver, there will be a “Pricing Period,” which will generally consist of one to 12 separate days during which trading of our common stock is reported on the NYSE during the applicable Pricing Period.  Each of these separate days will be a “Purchase Date,” and an equal proportion of your Large Cash Purchase will be invested on each trading day during such Pricing Period, subject to the qualifications listed below.  The purchase price for shares acquired on a particular Purchase Date will be equal to 100% (subject to change as provided below) of the unsolicited volume weighted average price, rounded to four decimal places, of our common stock as reported by the composite exchanges, obtained from Bloomberg, LP during the trading hours from 9:30 a.m. to 4:00 p.m. Eastern Time (through and including the closing print), for that Purchase Date.  Plan shares will not be available to Plan participants until the conclusion of each month’s Pricing Period or investment, unless we activate the Continuous Settlement Feature.

The Plan Administrator will apply all Large Cash Purchases made pursuant to a Request for Waiver for which good funds are received on or before the first business day before the Pricing Period to the purchase of shares of our common stock on each Purchase Date of the applicable Pricing Period.

Waiver Discount.  Each month, at least three business days prior to the first day of the applicable Pricing Period, we may establish a discount from the market price applicable to Large Cash Purchases made pursuant to a Request for Waiver.  This discount (which we refer to as the “Waiver Discount”), may be between 0% and 5% of the purchase price and may vary each month.

The Waiver Discount will be established at our sole discretion after a review of current market conditions, the level of participation in the Plan, the attractiveness of obtaining such additional funds through the sale of common stock as compared to other sources of funds and current and projected capital needs.  Setting a Waiver Discount for a particular month shall not affect the setting of a Waiver Discount for any subsequent month.  The Waiver Discount will apply only to Large Cash Purchases.  The Waiver Discount will apply to the entire Large Cash Purchase and not just the portion that exceeds $10,000.

Threshold Price.  We may establish for a Pricing Period a minimum price (which we refer to as a “Threshold Price”) applicable to Large Cash Purchases made pursuant to a Request for Waiver.  At least three business days prior to the first day of the applicable Pricing Period, we will determine whether to establish a Threshold Price and, if the Threshold Price is established, its amount.  This determination will be made by us in our discretion after a review of current market conditions, the level of participation in the Plan, and current and projected capital needs.

If established for any Pricing Period, the Threshold Price will be stated as a dollar amount that the unsolicited volume weighted average price, rounded to four decimal places, of our common stock as reported by the composite exchanges, obtained from Bloomberg, LP for the trading hours from 9:30 a.m. to 4:00 p.m. Eastern time (through and including the closing print), for each trading day of such Pricing Period (not adjusted for discounts, if any), must equal or exceed.  Except as provided below, we will exclude from the Pricing Period any trading day that the unsolicited volume weighted average price is less than the Threshold Price.

We also will exclude from the Pricing Period, and from the determination of the purchase price, any day in which no trades of our common stock are made on the NYSE.  For example, if we set a 10-day pricing period, and if the Threshold Price is not met for two of the trading days in that 10-day Pricing Period, then we will return 2/10 (20%) of the funds you submitted in connection with your Request for Waiver, unless we have activated the Pricing Period Extension Feature for the Pricing Period which is described below.

Pricing Period Extension Feature.  We may elect to activate for any particular Pricing Period the “Pricing Period Extension Feature,” which will provide that the initial Pricing Period will be extended by the number of days that the Threshold Price is not satisfied or on which there are no trades of our common stock reported by the NYSE, subject to a maximum of five trading days.  If we elect to activate the Pricing Period Extension Feature and the Threshold Price is satisfied for any additional day that has been added to the initial Pricing Period, that day will be included as one of the trading days for the Pricing Period in lieu of the day on which the Threshold Price was not met or trades of our common stock were not reported.  For example, if the determined Pricing Period is 10 days, and the Threshold Price is not satisfied for two out of those 10 days in the initial Pricing Period, and we had previously announced at the time of the Request for Waiver acceptance that the Pricing Period Extension Feature was activated, then the Pricing Period will automatically be extended, and if the Threshold Price is satisfied on the next two trading days (or a subset thereof), then those two days (or a subset thereof) will become Purchase Dates in lieu of the two days on which the Threshold Price was not met. As a result, because there were 10 trading days during the initial and extended Pricing Period on which the Threshold Price was satisfied, all of the optional cash purchase will be invested.

Continuous Settlement Feature.  If we elect to activate the “Continuous Settlement Feature,” shares will be available to Plan participants within three business days of each Purchase Date beginning on the first trading day in the relevant Pricing Period and ending on the final trading day in the relevant Pricing Period, with an equal amount being invested on each such day, subject to the qualifications set forth above.  We may elect to activate the Continuous Settlement Feature for such investments by announcing that we will be doing so, at the time of the request form acceptance during any month when we grant requests for authorization.

Return of Unsubscribed Funds.  We will return a portion of each Large Cash Purchase for each trading day of a Pricing Period or extended Pricing Period, if applicable, for which the Threshold Price is not met or for each day in which no trades of common stock are reported on the NYSE (which we refer to as “Unsubscribed Funds”).  Any Unsubscribed Funds will be returned within three business days after the last day of the Pricing Period or, if applicable, the extended Pricing Period, without interest.  The amount returned will be based on the number of days during which the Threshold Price was not met compared to the number of days in the Pricing Period or extended Pricing Period.  For example, the returned amount in a 10-day Pricing Period will equal 1/10 (10%) of the total amount of such Large Cash Purchase (not just the amount exceeding $10,000) for each trading day that the Threshold Price is not met or for each trading day in which sales are not reported.

The establishment of the Threshold Price and the possible return of a portion of the investment apply only to Large Cash Purchases.  Setting a Threshold Price for a Pricing Period will not affect the setting of a Threshold Price for any other Pricing Period.  We may waive our right to set a Threshold Price for any particular Pricing Period.  Neither we nor the Plan Administrator are required to give you notice of the Threshold Price for any Pricing Period.

18.                 Does the Plan Administrator credit my shares to a separate account?

Yes.  The Plan Administrator will establish a separate Plan Account for you and credit it with those shares that have been purchased for you under the Plan.  In addition, the Plan Administrator will credit your Plan Account with those shares that you have delivered to the Plan Administrator for safekeeping (see Question 21).  All shares in your Plan Account will be registered in book-entry form in the name of the Plan Administrator or its nominee, but your beneficial ownership will be maintained in your Plan Account.  The total number of shares credited to your Plan Account will be shown on each account statement.

In the event that you wish to have any whole shares of our common stock that have been credited to your Plan Account issued in certificated form to you, you may do so by contacting the Plan Administrator and making such request (see Question 20).

Although the Plan Administrator will maintain a separate Plan Account for you, it is authorized to commingle funds in your Plan Account with those of other Plan participants for purposes of making purchases of our common stock.

19.                 Are funds held in my Plan Account insured?

Funds held in your Plan Account pending investment or return are not treated as a bank deposit or account and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.  They are, however, insured by the Securities Investor Protection Corporation.

20.                 Will I receive certificates for the shares purchased for me under the Plan?

No.  You will not receive certificates for shares purchased for you under the Plan.  For your convenience, the Plan Administrator will maintain the shares purchased for your Plan Account in non-certificated “book-entry” form.  You may, however, request that a stock certificate be issued to you for any or all whole shares of our common stock credited to your Plan Account.  No certificates for fractional shares will be issued.  Certificates will be issued free of charge.  Cash dividends with respect to participating shares represented by certificates issued to you will continue to be automatically reinvested, unless you instruct the Plan Administrator otherwise.  Any remaining shares will continue to be credited to your Plan Account.  You may request certificates by contacting the Plan Administrator at (877) 248-6410.

21.                 What is share safekeeping?

If you hold certificates for shares of our common stock (whether or not you elect to have dividends on these shares reinvested), you may deposit the certificates with the Plan Administrator for safekeeping in your Plan Account.  Share safekeeping protects your shares against loss, theft or accidental destruction and is a convenient way for you to keep track of your shares.  There is no fee or other charge for this service.  Shares held for safekeeping will be credited to your Plan Account and the certificates for such shares will be canceled.  If at a later time you want to withdraw those shares from share safekeeping in your Plan Account, a new certificate for such shares shall be issued to you (see Question 20).  Only shares held in safekeeping may be sold through the Plan.  The Plan Administrator may maintain shares held for safekeeping in its name or in the name of its nominee.  Contact the Plan Administrator at (877) 248-6410 for information on how to submit your share certificates for safekeeping.

22.                 May the shares in my Plan Account be sold or transferred?

Yes.  You may instruct the Plan Administrator to sell any or all of the whole shares held in your Plan Account at any time.  You will not, however, be able to direct the date on which, or the price at which, shares held in your Plan Account may be sold.  In the case of a request to sell submitted on behalf of a Plan participant who has died or is an adjudicated incompetent, the request must be accompanied by certified evidence of the representative’s authority to request a sale of the participant’s shares.  The Plan Administrator will process sales orders when practicable, normally within 24 hours of receipt.  Shares will be sold from your Plan Account at the prevailing market price and the proceeds of sale, less applicable trading fees, transfer taxes and the Plan Administrator’s administrative fee, will be remitted to you or your representative.

In addition, you may transfer the ownership of all or part of the shares in your Plan Account to the Plan Account of another person without requiring the issuance of stock certificates.  This could include a gift or private sale.  Transfers of less than all of the shares credited to your Plan Account must be made in whole share amounts.  No fractional shares may be transferred unless your entire Plan Account balance is transferred.  Requests for these transfers must meet the same requirements as are applicable to the transfer of stock certificates, including the requirement of a medallion stamp guarantee.  Shares that are transferred will be credited in book-entry form to the transferee’s Plan Account.  If the transferee does not have a Plan Account, one will be opened for the transferee using the same investment options as your Plan Account, unless you specify differently.  The transferee may change the investment options after the transfer has been made.  After the transfer, the transferee will receive an account statement showing the number of shares transferred to and held in the transferee’s Plan Account.

23.                 May shares in my Plan Account be pledged?

No.  You must first request that certificates for shares credited to your Plan Account be issued to you before you can pledge these shares.

24.                 Can I vote shares in my Plan Account?

Yes.  You will have the right to vote all whole shares held in your Plan Account.  Fractional shares may not be voted.  Proxies for whole shares held in your Plan Account will be forwarded to you by the Plan Administrator.  The Plan Administrator may vote your shares in certain cases if you fail to return a proxy to the Plan Administrator.

25.                 May I transfer my right to participate in the Plan?

No.  Your right to participate in the Plan is not transferable to any other person apart from a transfer of your shares.

26.                 What happens if we issue a stock dividend, declare a stock split or have a rights offering?

Any stock dividends or stock splits distributed by us on shares of our common stock held in your Plan Account will be credited to your Plan Account.  In the event we make available to our stockholders rights to purchase additional shares of our common stock or other securities, you will receive appropriate instructions in connection with all such rights directly from the Plan Administrator in order to permit you to determine what action you desire to take.  Transaction processing under the Plan may be curtailed or suspended until the completion of any stock dividend, stock split or stockholder rights offering.

27.                 Is there a cost to participate in the Plan?

The Plan provides participants with the opportunity to acquire additional shares of our common stock directly from us without having to pay the trading fees or service charges associated with an independent purchase.  If we issue new shares of our common stock to participants in the Plan, we may sell the shares at a discount of up to 5% from the then-applicable three-day average of the volume weighted average price of our common stock for newly-issued shares, or up to 5% from the prevailing market price for shares acquired in the open market.  The purchase price per share, in all cases, however, will be at least 95% of the volume weighted average price of our common stock, as reported by the composite exchanges, obtained from Bloomberg, LP, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, on the purchase date.  If the Plan Administrator acquires our shares in the open market for participants in the Plan, we may discount such shares by paying up to 5% of the purchase price for such shares.  For shares acquired in the open market, the purchase price includes all trading fees and service charges.  In no event, however, will the sum of the discount paid by us on open market purchases, if any, plus any trading fees, commissions and service charges we may pay in connection with such purchases exceed 5% of the purchase price.  You should note, however, that we are not required to offer shares at a discount or to pay discounts, fees, commissions and service charges.  We may change the discount percentage offered at any time or discontinue this feature of the Plan at any time.

We will pay the Plan Administrator’s fees in connection with dividend reinvestments and cash purchases.  There are no fees for the share safekeeping service.  The financial institution designated by a participant on its plan enrollment may, however, charge a fee for participating in the electronic fund transfer.  Further, when shares of our common stock are sold by the Plan Administrator for a participant, the participant will be responsible for any trading fees, expenses, service charges or other expenses incurred pursuant to the sale of such shares of common stock.  As of the date of this prospectus, the Plan Administrator charges participants a $15.00 transaction fee and a $0.10 per share commission for the sale of shares of our common stock.  In addition, the Plan Administrator will charge Plan participants a fee of $20.00 for duplicate account records and $35.00 for insufficient funds or rejected automatic debits.

28.                 How and when may I terminate my participation in the Plan?

Dividend Reinvestment.  You may discontinue the reinvestment of your dividends at any time by giving notice to the Plan Administrator.  To be effective for a given dividend payment, the Plan Administrator must receive notice before the record date of that dividend.  You may provide notice through InvestPower at http://www.investpower.com, by calling the Plan Administrator at (877) 248-6410, or by mailing your request to the Plan Administrator at American Stock Transfer & Trust Company, LLC, Plan Administration Department, P.O. Box 922, Wall Street Station, New York, New York 10269-0560.  The Plan Administrator will continue to hold your Plan shares unless you request a certificate for any whole shares and a cash payment for any fractional share.  You may also request the sale of all or part of such shares or have the Plan Administrator transfer your shares to your brokerage account or another Plan Account.  In the case of a request submitted on behalf of a Plan participant who has died or is an adjudicated incompetent, the request must be accompanied by certified evidence of the representative’s authority to make such a request on behalf of the participant.  Shares and cash will be retained in the participant’s Plan Account until the participant’s legal representative has been appointed and has furnished proof satisfactory to the Plan Administrator of the legal representative’s right to receive a distribution of these assets.

Optional Cash Purchases.  You may cancel an optional cash purchase of $10,000 or less by advising the Plan Administrator at least two business days before the applicable Small Cash Purchase Investment Date.  The Plan Administrator will return the funds from a canceled purchase to you without interest as soon as practical.  No refund of a check or money order will be made until the funds have been actually received by the Plan Administrator.  There are special rules for cash purchases of more than $10,000 per month (see Question 17).  You may provide notice through InvestPower at http://www.investpower.com, by calling the Plan Administrator at (877) 248-6410, or by mailing your request to the Plan Administrator at American Stock Transfer & Trust Company, LLC, Plan Administration Department, P.O. Box 922, Wall Street Station, New York, New York 10269-0560.  The Plan Administrator will continue to hold your Plan shares unless you request a certificate for any whole shares and a cash payment for any fractional share.  You may also request the sale of all or part of such shares or have the Plan Administrator transfer your shares to your brokerage account or another Plan Account.  In the case of a request submitted on behalf of a Plan participant who has died or is an adjudicated incompetent, the request must be accompanied by certified evidence of the representative’s authority to make such a request on behalf of the participant.  Shares and cash will be retained in the participant’s Plan Account until the participant’s legal representative has been appointed and has furnished proof satisfactory to the Plan Administrator of the legal representative’s right to receive a distribution of these assets.

29.                 May the Plan be changed or discontinued?

Yes.  We reserve the right to suspend or terminate the Plan, in whole or in part, at any time.  Notice will be sent to participants of any suspension or termination as soon as practicable after such action by us.  Upon termination of the Plan, the Plan Administrator will issue a stock certificate for the total number of whole shares credited to your Plan Account and a cash payment for any fractional share credited to your Plan Account.  However, if we terminate the Plan for the purpose of establishing a new plan, you will be automatically enrolled in the new plan and shares credited to your Plan Account will be credited automatically to the new plan unless, prior to the effective date thereof, the Plan Administrator receives notice of termination of your Plan Account.

The Plan may also be amended or supplemented by us at any time, including the period between the dividend record date and the related Dividend Payment Date.  Any such amendment may include an appointment by the Plan Administrator of a successor Plan Administrator.  Plan participants will be notified of any amendments as soon as practicable.  In addition, the Plan Administrator reserves the right to change its administrative procedures for the Plan.

30.                 Who interprets and regulates the Plan?

We reserve the right, without notice to Plan participants, to interpret and regulate the Plan as we deem necessary or desirable in connection with our operations.  Any such interpretation and regulation shall be conclusive.

31.                 What law governs the Plan?

The terms and conditions of the Plan and its operation are governed by the laws of the State of Maryland.

32.                 What are our responsibilities and responsibilities of the Plan Administrator under the Plan?

The purpose of the Plan is to provide a convenient and economical method for our current stockholders to automatically reinvest all or a portion of their cash dividends in additional shares of our common stock.  The Plan also provides our current stockholders and new investors with an economical way to acquire shares of our common stock by directly investing additional cash amounts.  In these ways, the Plan is intended to benefit our long-term investors by allowing them to increase their investment in our common stock.  The Plan also provides us with a cost-efficient way to raise additional capital through the direct sale of our common stock.

You should recognize that neither we nor the Plan Administrator can assure a profit or protect against a loss in value of the shares of our common stock that you purchase under the Plan.

33.                 What are the United States federal income tax consequences of participating in the Plan?

The summary set forth in this Question 33 and Question 34 below is intended only as a general discussion of the current United States federal income tax consequences of participation in the Plan.  This discussion does not purport to deal with all aspects of taxation that may be relevant to particular participants in light of their personal investment circumstances, or certain types of participants (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers or foreign persons) that are subject to special treatment under the federal income tax laws.  The federal income tax consequences of participation in the Plan are not entirely clear, and the discussion below is based on various rulings of the IRS regarding several types of dividend reinvestment plans.  No ruling, however, has been issued or requested regarding the Plan.  Additionally, this discussion is not binding upon, nor considered authority by, the IRS or any court, and no assurance can be provided that the tax treatment discussed below or claimed by any participant in the Plan will not be successfully challenged by the IRS.  THEREFORE, YOU ARE STRONGLY ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR IN THIS REGARD.  For a discussion of the federal income tax consequences of holding stock in a REIT generally, see the section entitled “Certain Federal Income Tax Considerations.”

Dividend Reinvestment.  The reinvestment of dividends does not relieve you of any income tax which may be payable on such dividends.  When your dividends are reinvested to acquire shares of common stock (including any fractional share), you will be treated as having received a distribution in the amount of the per share fair market value of our common stock on the Dividend Payment Date (which we refer to as “Fair Market Value”), multiplied by the number of shares (including any fractional share) purchased plus any trading fees or service charges that we pay on your behalf.

So long as we continue to qualify as a REIT under the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), the distribution will be taxable under the provisions of the Code applicable to REITs and their stockholders, pursuant to which (i) distributions will be taxable to stockholders as ordinary income to the extent of our current or accumulated earnings and profits, (ii) distributions which are designated as capital gain distributions by us will be taxed as long-term capital gains to stockholders to the extent they do not exceed our net capital gain for the taxable year, (iii) distributions which are not designated as capital gains distributions and which are in excess of our current or accumulated earnings and profits will be treated as a tax-free return of capital to the stockholders and reduce the adjusted tax basis of a stockholder’s shares (but not below zero), and (iv) such distributions in excess of a stockholder’s adjusted tax basis in its shares will be treated as gain from the sale or exchange of such shares.

You should be aware that, because shares of our common stock purchased with reinvested dividends may be purchased at a discount and because we may pay or be deemed to pay a portion of the purchase price, trading fees or service charges on your behalf, the taxable income received by you as a participant in the Plan may be greater than the taxable income that would have resulted from the receipt of the dividend in cash.

The Plan Administrator will report to you for tax purposes the dividends to be credited to your account as well as any discounts or trading fees or service charges incurred by us.  Such information will also be furnished to the IRS to the extent required by law.

Cash Purchases.  The IRS has privately ruled that stockholders who participate in the cash purchases under a stock purchase and dividend reinvestment plan of a REIT will not be treated as receiving a dividend equal to the discount unless such stockholders also participate in the reinvestment of dividends under such plan.  Private letter rulings are not precedent and may not be relied upon by any taxpayer other than those to whom the ruling is addressed.  Nevertheless, such rulings often reflect the current thinking of the IRS.  Therefore, the tax treatment of a purchase of shares under the Plan with an initial cash purchase by a prospective investor or a cash purchase by an existing stockholder may differ depending on whether you are participating in the dividend reinvestment feature of the Plan.  If you are not participating in the dividend reinvestment feature of the Plan, you may not be treated for federal income tax purposes as having received a distribution from us upon the purchase of shares with a cash purchase.  In that case, your tax basis in the shares purchased will equal the purchase price for such shares.

On the other hand, if you participate in the dividend reinvestment feature of the Plan, you may be treated for federal income tax purposes as having received a distribution from us upon the purchase of shares with a cash purchase in an amount equal to the excess, if any, of (i) the per share Fair Market Value of the shares multiplied by the number of shares (including any fractional share) purchased, plus any trading fees or service charges that we pay or are deemed to pay on your behalf, over (ii) the purchase price of such shares, taking into account any discount. If you participate in the dividend reinvestment feature of the Plan, you will receive a tax basis in shares acquired with a cash purchase equal to the purchase price you paid for the shares plus the amount of any dividend income you recognize as a result of any discounted purchase.

The holding period for shares (including a fractional share) acquired under the Plan generally will begin on the day after the shares were acquired.  In the case of participants whose dividends are subject to U.S. withholding tax or backup withholding (see below), the Plan Administrator will reinvest dividends less the amount of tax required to be withheld.

Receipt of Share Certificates and Cash.  You will not realize any further taxable income when you receive certificates for shares of our common stock credited to your Plan Account (see Question 20).  Any cash received for a fractional share held in your Plan Account will be treated as an amount realized on the sale of the fractional share.  You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share.

34.                 What are the effects of the United States federal income tax withholding provisions?

Distribution payments to a Plan participant will be subject to U.S. withholding tax to the same extent as a cash distribution.  For a discussion of the federal income tax consequences of receiving a distribution, see the section entitled “Certain Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders” and “— Foreign Accounts” below.  In that case, the amount of tax to be withheld will be deducted from the amount of the cash distribution that would have otherwise been made to the participant and only the reduced amount will be reinvested in Plan shares.  If withholding results in an overpayment of taxes, a refund may be obtained.

We or the Plan Administrator may be required to withhold federal income tax from dividend payments to a stockholder if (i) such stockholder has failed to furnish his or her taxpayer identification number, which for an individual is his or her social security number, (ii) the IRS has notified us that the stockholder has failed to properly report interest or dividends or (iii) the stockholder has failed to certify, under penalties of perjury, that he or she is not subject to back-up withholding.  In the case of a stockholder who is subject to back-up withholding tax on dividends under the Plan, the amount of the tax to be withheld will be deducted from the amount of the cash dividend and only the reduced amount will be reinvested in Plan shares.

35.                 How do I get more information?

Enrollment, requests for purchases or sales of shares and other transactions or services offered by the Plan should be directed to the Plan Administrator through InvestPower, a division of the Plan Administrator, at http://www.investpower.com, in writing to American Stock Transfer & Trust Company, LLC, Plan Administration Department, P.O. Box 922, Wall Street Station, New York, New York 10269-0560, or by calling (877) 248-6410, 8:00 a.m. to 8:00 p.m. Eastern Time, Monday through Friday.  If your shares are not held in your name, contact your brokerage firm, bank, or other nominee for more information.  They can contact the Plan Administrator directly for instructions on how to participate on your behalf.

RISK FACTORS

An investment in our common stock involves a number of risks, including those described below and the risks set forth under the heading “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated by reference into this prospectus.  These risk factors may be amended or supplemented or superseded from time to time by other reports we file with the SEC in the future.  You should carefully consider such risk factors, together with all of the information contained in or incorporated by reference in this prospectus, in determining whether to purchase any of our securities.  If any of these risks actually occur, our business, operating results, prospects and financial condition could be materially adversely affected.  If this were to occur, the trading price of our securities could decline significantly and you may lose all or part of your investment.

Risks Related to Our Business

Adverse developments in the residential mortgage market, the real estate market, and the broader financial and capital markets, as well as in the U.S. economy and the broader global economy, may adversely affect our business, results of operations, and financial condition.

Our results of operations are materially affected by conditions in the markets for mortgages and mortgage-related assets, including MBS, as well as the broader financial markets and the economy generally.  Significant adverse changes in financial market conditions leading to the forced sale of large quantities of mortgage-related and other financial assets would result in significant volatility in the market for mortgages and mortgage-related assets and potentially significant losses for us and certain other market participants.  In addition, concerns over actual or anticipated low economic growth rates, higher levels of unemployment, or uncertainty regarding future U.S. monetary policy (particularly in light of the new presidential administration and related uncertainties) may contribute to increased interest rate volatility.  In response to difficult economic conditions, there has been an increased focus by U.S. regulators, international regulators, and banking groups (such as from the Dodd-Frank legislation and Basel III accord) on increasing capital requirements for financial institutions and on greater restrictions on lending.  This may have an adverse impact on the supply or value of MBS and could also make it more difficult for us as well as others in the marketplace to obtain financing on favorable terms or at all.

Congress and President Trump’s administration may make substantial changes to fiscal, tax, and other federal policies that may adversely affect our business.

Changes by the U.S. government on U.S. fiscal and tax policies, trade, healthcare, immigration, foreign policies, and governmental regulations may impact the residential mortgage and real estate markets, the U.S. economy, and the broader global economy.  Although we cannot predict the impact, if any, of any changes in federal policies may have on our business, they could adversely affect our business.  Until we know what policy changes are made and how these changes impact our business and the business of others that compete in our markets, over the long-term, we cannot predict whether we will benefit from such changes or be negatively affected by them.

Failure to procure funding on favorable terms, or at all, would adversely affect our results and may, in turn, negatively affect the market price of shares of our common stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock.

Adverse developments in the mortgage market could cause one or more of our lenders to be unwilling or unable to provide us with financing.  This could potentially increase our financing costs and reduce liquidity.  Furthermore, if many of our lenders are unwilling or unable to provide us with additional financing, we could be forced to sell our assets at an inopportune time when prices are depressed.  If one or more major market participants fail, it could negatively impact the marketability of all fixed income securities, including MBS, and this could negatively impact the value of the securities in our portfolio, thus reducing our net book value.

If we are unable to negotiate favorable terms and conditions on future borrowing arrangements with one or more of our lenders, our financial condition and earnings could be negatively impacted.

The terms and conditions of each borrowing arrangement with our lenders are negotiated on a transaction-by-transaction basis.  Our access to financing depends upon many factors over which we have little or no control including, but not limited to: general market conditions; each lender’s view of the quality and value of our assets and our liquidity; regulatory requirements; our current and future earnings potential; and the market price of our stock.  Key terms and conditions of each transaction include interest rates, maturity dates, asset pricing procedures and margin requirements.  We cannot assure you that we will be able to continue to negotiate favorable terms and conditions on our future borrowing arrangements.

Also, during periods of market illiquidity or due to perceived credit quality deterioration of the collateral pledged, a lender may require that less favorable asset pricing procedures be employed or the margin requirements be increased.  Possible market developments, including a sharp rise in interest rates, a change in prepayment rates or increasing market concern about the value or liquidity of MBS, may reduce the market value of our portfolio, which may cause our lenders to require additional collateral.  Under these conditions, we may determine it is prudent to sell assets to improve our ability to pledge sufficient collateral to support our remaining borrowings.  Such sales may be at disadvantageous times, which may harm our operating results and net profitability.

Adverse developments in the residential mortgage market may adversely affect the value of the MBS in which we invest.

During the past several years, the residential mortgage market in the U.S. has experienced a variety of difficulties and changing economic conditions including defaults, credit losses and liquidity concerns.  News of actual and potential security liquidations has increased the volatility of many financial assets including MBS.  Further increased volatility and deterioration in the broader residential mortgage and MBS markets may adversely affect the performance and market value of the MBS in which we invest.

Our investments serve as collateral for our financings.  Any decline in their value, or perceived market uncertainty about their value, would likely make it difficult for us to obtain financing on favorable terms or at all, or maintain our compliance with terms of any financing arrangements already in place.  If market conditions result in a decline in the value of our MBS, our financial position and results of operations could be adversely affected.

New laws may be passed affecting the relationship between Fannie Mae and Freddie Mac, on the one hand, and the federal government, on the other, which could adversely affect the price of Agency MBS.

The interest and principal payments we expect to receive on the Agency MBS in which we invest will be guaranteed by Fannie Mae and Freddie Mac.  Principal and interest on securities issued by Fannie Mae and Freddie Mac are not guaranteed by the U.S. government.  All the Agency MBS in which we invest depend on a steady stream of payments on the mortgages underlying the securities.

Since September 2008, there have been increased market concerns about Fannie Mae’s and Freddie Mac’s ability to withstand future credit losses associated with securities held in their investment portfolios, and on which they provide guarantees, without the direct support of the federal government.  Fannie Mae and Freddie Mac were placed into the conservatorship of the FHFA, their federal regulator, pursuant to its powers under The Federal Housing Finance Regulatory Reform Act of 2008, a part of the Housing and Economic Recovery Act of 2008.

In addition to the FHFA becoming the conservator of Fannie Mae and Freddie Mac, the U.S. Department of the Treasury has taken various actions intended to provide Fannie Mae and Freddie Mac with additional liquidity and ensure their financial stability.  The U.S. Treasury can hold its portfolio of Agency MBS to maturity and, based on mortgage market conditions, may make adjustments to the portfolio.  This flexibility may adversely affect the pricing and availability for our target investments.  It is also possible that if and when the U.S. Treasury commits to purchase Agency MBS in the future, it could create additional demand that would increase the pricing of Agency MBS that we seek to acquire.

Shortly after Fannie Mae and Freddie Mac were placed in federal conservatorship, the Secretary of the U.S. Treasury suggested that the guarantee payment structure of Fannie Mae and Freddie Mac should be re-examined.  The future roles of Fannie Mae and Freddie Mac could be significantly reduced and the nature of their guarantees could be eliminated or considerably limited relative to historical measurements.  The U.S. Treasury could also stop providing credit support to Fannie Mae and Freddie Mac in the future.  Any changes to the nature of the guarantees provided by Fannie Mae and Freddie Mac could redefine what constitutes an Agency MBS and could have broad adverse market implications.  In addition, if Fannie Mae or Freddie Mac was eliminated, or their structures were to change radically, we would not be able to acquire Agency MBS from these companies, which would eliminate a major component of our business model.

Our income could be negatively affected in a number of ways depending on the manner in which related events unfold.  For example, the current credit support provided by the U.S. Treasury to Fannie Mae and Freddie Mac, and any additional credit support it may provide in the future, could have the effect of lowering the interest rate we expect to receive from Agency MBS that we seek to acquire, thereby tightening the spread between the interest we earn on our portfolio of targeted assets and our cost of financing that portfolio.  A reduction in the supply of Agency MBS could also negatively affect the pricing of Agency MBS we seek to acquire by reducing the spread between the interest we earn on our portfolio of targeted assets and our cost of financing that portfolio.

Any law affecting these government-sponsored enterprises may create market uncertainty and have the effect of reducing the actual or perceived credit quality of securities issued or guaranteed by Fannie Mae or Freddie Mac.  As a result, such laws could increase the risk of loss on investments in Fannie Mae and/or Freddie Mac Agency MBS.  It also is possible that such laws could adversely impact the market for such securities and spreads at which they trade.  All of the foregoing could materially adversely affect our business, operations and financial condition.

Separate legislation has been introduced in both houses of the U.S. Congress, which would, among other things, wind down Fannie Mae and Freddie Mac, and we could be materially adversely affected if these proposed laws were enacted.

Payments on the Agency MBS in which we invest are guaranteed by Fannie Mae and Freddie Mac.  Since 2008, these agencies have been under the conservatorship of the U.S. government.  Over the past several years, separate legislation has been introduced in both houses of the U.S. Congress to wind-down both of these agencies.  None of these bills have garnered enough support for a vote.  It is currently unknown if, and when, any of these bills would become law and, if they did, what impact that would have on housing finance in general and what the impact would be on the existing securities guaranteed by Fannie Mae and Freddie Mac, as well as the impact on the pricing, supply, liquidity and value of the MBS in which we invest.

Certain actions taken, or that may be taken in the future, by the U.S. government regarding monetary policy could negatively affect the availability of financing, the quantity and quality of available products, or cause changes in interest rates and the yield curve, any and each of which could materially adversely affect our business, results of operations and financial condition.

At its January 2018 meeting, the Fed Open Market Committee of the Federal Reserve, or the FOMC, left the Fed Funds rate unchanged from its target range of 1.25% to 1.50%.  They indicated that a gradual tightening of monetary policy would be coming sometime in 2018, as they still expected to see inflation hit the 2% target.  We cannot predict whether or when such other actions may occur or what impact, if any, such actions could have on our business, results of operations and financial condition.  These actions could negatively affect the availability of financing and the quantity and quality of available products and/or cause changes in interest rates and the yield curve, any and each of which could materially adversely affect our business, results of operations and financial condition, as well as those of the entire mortgage sector in general.

A failure by the U.S. government to meet the conditions of the Budget Control Act of 2011 or to reduce its budget deficit or a further downgrade of U.S. sovereign debt and government-sponsored agency debt could have a material adverse impact on our borrowings and the valuations of our securities and may have a material adverse impact on our financial condition and results of operations.

There continues to be concerns over the ability of the U.S. government to reduce its budget deficit and resolve its debt crisis.  The U.S. sovereign debt and government-sponsored agency debt credit ratings continue to be monitored to account for the risk that U.S. lawmakers fail to meet the conditions of the Budget Control Act of 2011 and/or reduce its overall debt.  Such failures could have a material adverse effect both on the U.S. economy and on the global economy.  In particular, this could cause disruption in the capital markets and impact the stability of future U.S. treasury auctions and the trading market for U.S. government securities, resulting in increased interest rates and impaired access to credit.  These factors could negatively impact our borrowing costs, our liquidity and the valuation of the securities we currently own in our portfolio, which could have a material adverse impact on our financial condition and our results of operations.

The failure or delay by the U.S. government to resolve future debt ceiling or government funding crises could materially adversely affect our stock price, our business, results of operations and financial condition.

During the past several years, Congress passed several interim measures to provide temporary funding to the U.S. government and temporarily increase the debt ceiling.  On February 9, 2018, Congress passed and President Trump signed into law a bill that would keep the U.S. government funded through March 23, 2018, includes approximately $400 billion in spending over the next two years, and also suspends the debt limit by one year.  A failure by the U.S. government to reach agreement on future budgets and debt ceilings, reduce its budget deficit or a future downgrade of U.S. sovereign debt and government-sponsored agencies debt could have a material adverse effect on the U.S. economy and the global economy.  These events could have a material adverse effect on our borrowing costs, the availability of financing and the liquidity and valuation of securities in general and of the securities in our portfolio.

Mortgage loan modification programs and future legislative action may adversely affect the value of, and the returns on, the MBS and other mortgage assets in which we invest.

The U.S. government, through the Federal Housing Authority and the Federal Deposit Insurance Corporation, has implemented programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures.  The programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or extending the payment terms of the loans.  In addition, members of the U.S. Congress have indicated support for additional legislative relief for homeowners.  These loan modification programs, as well as future legislative or regulatory actions that result in the modification of outstanding mortgage loans, may adversely affect the value of, and the returns on, the MBS in which we invest.

We are subject to the risk that domestic and international crises, despite efforts by global governments to address such crises, may affect interest rates and the availability of financing in general, which could adversely affect our financing and our operating results.

In the years following the financial and credit crisis of 2007-2008, several large European banks experienced financial difficulty and were either rescued by government assistance or by other large European banks.  Several European governments have coordinated plans to attempt to shore up their financial sectors through loans, credit guarantees, capital infusions, promises of continued liquidity funding and interest rate cuts.  Additionally, other governments of the world’s largest economic countries also implemented interest rate cuts.  There is no assurance that these and other plans and programs will be successful in addressing global credit crises or in preventing other banks from failing.  If unsuccessful, this could adversely affect our financing and operations as well as those of the entire mortgage sector in general.

As the European credit crisis continues, there is a continuing risk to the financial condition and stability of major European banks.  Many of the European banks have U.S. banking subsidiaries, which have provided financing to us, particularly repurchase agreement financing for the acquisition of various investments, including MBS investments.  If the European credit crisis continues to impact major European banks, there is the possibility that it will also impact the operations of their U.S. banking subsidiaries.  This could adversely affect our financing and operations as well as those of the entire mortgage sector in general.

Our leveraging strategy increases the risks of our operations.

During the past several years, we have generally borrowed on Agency MBS in a range of five to nine times the amount of our equity, although there may be times when our borrowings are above or below this range.  Our leverage on Non-Agency MBS is currently approximately two times on a debt-to-allocated equity basis.  We incur this leverage by borrowing against a substantial portion of the market value of our mortgage-related assets.  Use of leverage can enhance our investment returns (and at times when we reduce our leverage, our profitability may be reduced as a result).  Leverage, however, also increases risks.  In the following ways, the use of leverage increases our risk of loss and may reduce our net income by increasing the risks associated with other risk factors including a decline in the market value of our MBS or a default of a mortgage-related asset:

•                            The use of leverage increases our risk of loss resulting from various factors including rising interest rates, increased interest rate volatility, downturns in the economy and reductions in the availability of financing or deterioration in the conditions of any of our mortgage-related assets.

•                            Substantially all of our borrowings are secured by our MBS, generally under repurchase agreements.  A decline in the market value of the MBS used to secure these debt obligations could limit our ability to borrow or result in lenders requiring us to pledge additional collateral to secure our borrowings.  In that situation, we could be required to sell MBS under adverse market conditions in order to obtain the additional collateral required by the lender.  If these sales are made at prices lower than the carrying value of the MBS, we would experience losses.

•                            A default of a mortgage-related asset that constitutes collateral for a repurchase agreement could also result in an involuntary liquidation of the mortgage-related asset.  This would result in a loss to us of the difference between the value of the mortgage-related asset upon liquidation and the amount borrowed against the mortgage-related asset.

•                            To the extent we are compelled to liquidate qualified REIT assets to repay debts, our compliance with the REIT rules regarding our assets and our sources of income could be affected, which could jeopardize our status as a REIT.  Losing our REIT status would cause us to lose tax advantages applicable to REITs and may decrease our overall profitability and distributions to our stockholders.

We may incur increased borrowing costs related to repurchase agreements and that would adversely affect our profitability.

Substantially all of our borrowings are collateralized borrowings in the form of repurchase agreements.  If the interest rates on these agreements increase, that would harm our profitability.

Our borrowing costs under repurchase agreements generally correspond to short-term interest rates such as the London Interbank Offered Rate (which we refer to as “LIBOR”) or a short-term Treasury index, plus or minus a margin.  The margins on these borrowings over or under short-term interest rates may vary depending upon:

•                            the movement of interest rates;

•                            the availability of financing in the market; and

•                            the value and liquidity of our mortgage-related assets.

An increase in interest rates may harm our book value, which could adversely affect the cash available for distribution to you and could cause the price of our securities to decline.

Increases in interest rates may harm the market value of our mortgage-related assets.  Our hybrid adjustable-rate mortgage-related assets (during the fixed-rate component of the mortgages underlying such assets) and our fixed-rate securities are generally more harmed by these increases.  In accordance with generally accepted accounting principles utilized in the United States of America (which we refer to as “GAAP”), we reduce our book value by the amount of any decrease in the market value of our mortgage-related assets.  Losses on securities classified as available-for-sale, which are determined by management to be other-than-temporary in nature, are reclassified from “accumulated other comprehensive income” (which we refer to as “AOCI”) to current operations.

An increase in interest rates may cause a decrease in the volume of newly issued, or investor demand for, MBS and other mortgage-related assets, which could adversely affect our ability to acquire MBS and other mortgage-related assets that satisfy our investment objectives and to generate income and pay dividends.

Rising interest rates generally reduce the demand for consumer credit, including mortgage loans, due to the higher cost of borrowing.  A reduction in the volume of mortgage loans originated may affect the volume of MBS and other mortgage-related assets available to us, which could affect our ability to acquire MBS and other mortgage-related assets that satisfy our investment objectives.  Rising interest rates may also cause MBS and other mortgage-related assets that were issued prior to an interest rate increase to provide yields that exceed prevailing market interest rates.  If rising interest rates cause us to be unable to acquire a sufficient volume of MBS or mortgage-related assets with a yield that exceeds the borrowing cost we will incur to purchase MBS or mortgage-related assets, our ability to satisfy our investment objectives and to generate income and pay dividends in the amount expected, or at all, may be materially and adversely affected.

A change in the LIBOR setting process could affect the interest rates that borrowing agreement counterparties charge on borrowings in general.  Any such change could affect our borrowing agreements and could have an adverse impact on our net interest income.

Over the past several years, U.S. and British banking authorities assessed fines on several major financial institutions for LIBOR manipulation.  LIBOR is an unregulated rate based on estimates that lenders submitted to the British Bankers’ Association, a trade group that compiled the information and published daily the LIBOR rate.  On February 1, 2014, the administration of LIBOR was transferred from the British Bankers’ Association to the Intercontinental Exchange Benchmark Administration, or the IBA, following authorization by the Financial Conduct Authority (the United Kingdom regulators).  In July 2017, the Financial Conduct Authority announced that by the end of 2021, LIBOR would be replaced with a more reliable alternative.  At this time, we do not know what changes will be made by the Financial Conduct Authority.  The calculation of LIBOR under the IBA is the average of the interest rates that some of the world’s leading banks charge each other for short-term loans.  It is unclear at this time how the change to another alternative to LIBOR will affect the interest rates that repurchase agreement counterparties and lenders charge on borrowings in general and how they could specifically affect our borrowing agreements.

A flat or inverted yield curve may negatively affect our operations, book value and profitability due to its potential impact on investment yields and the supply of adjustable-rate mortgage products.

A flat yield curve occurs when there is little difference between short-term and long-term interest rates.  An inverted yield curve occurs when short-term interest rates are higher than long-term interest rates.  A flat or inverted yield curve may be an adverse environment for adjustable-rate mortgage (which we refer to as “ARM”) product volume, as there may be little incentive for borrowers to choose an ARM product over a longer-term fixed-rate loan.  If the supply of ARM product decreases, yields may decline due to market forces.

Our borrowing costs under repurchase agreements generally correspond to short-term interest rates such as LIBOR.  A flat or inverted yield curve will likely result in lower profits.

Additionally, a flat or inverted yield curve may negatively impact the pricing of our securities.  According to GAAP, if the values of our securities decrease, we reduce our book value by the amount of any decrease in the market value of our mortgage-related assets.

We depend on short-term borrowings to purchase mortgage-related assets and reach our desired amount of leverage.  If we fail to obtain or renew sufficient funding on favorable terms, we will be limited in our ability to acquire mortgage-related assets and our earnings and profitability would decline.

We depend on short-term borrowings to fund acquisitions of mortgage-related assets and reach our desired amount of leverage.  Accordingly, our ability to achieve our investment and leverage objectives depends on our ability to borrow money in sufficient amounts and on favorable terms.  In addition, we must be able to renew or replace our maturing short-term borrowings on a continuous basis.  Moreover, we depend on a limited number of lenders to provide the primary credit facilities for our purchases of mortgage-related assets.

If we cannot renew or replace maturing borrowings, we may have to sell our mortgage-related assets under adverse market conditions and may incur permanent capital losses as a result.  Any number of these factors in combination may cause difficulties for us, including a possible liquidation of a major portion of our portfolio at disadvantageous prices with consequent losses, which may render us insolvent.

Any borrowing arrangements that we use to finance our assets may require us to provide additional collateral or pay down debt, and if these requirements are not met, our financial condition and prospects could deteriorate rapidly.

Our repurchase agreements and other borrowing agreements involve the risk that the market value of the securities pledged or sold by us to the borrowing agreement counterparty may decline in value, in which case the counterparty may require us to provide additional collateral or to repay all or a portion of the funds advanced.  We may not have additional collateral or the funds available to repay our debt at that time, which would likely result in defaults unless we are able to raise the funds from alternative sources, which we may not be able to achieve on favorable terms or at all.  Posting additional collateral would reduce our liquidity and limit our ability to leverage our assets.  If we cannot meet these requirements, the counterparty could accelerate our indebtedness, increase the interest rate on advanced funds and terminate our ability to borrow funds from them, which could materially and adversely affect our financial condition and ability to implement our investment strategy.  In addition, in the event that the counterparty files for bankruptcy or becomes insolvent, our securities may become subject to bankruptcy or insolvency proceedings, thus depriving us of the benefit of these assets.  In the event that we are unable to meet these collateral obligations, our financial condition and prospects could deteriorate rapidly.

Our use of repurchase agreements to borrow funds may give our lenders greater rights in the event that either we or a lender files for bankruptcy.

Our borrowings under repurchase agreements may qualify for special treatment under the bankruptcy code, giving our lenders the ability to avoid the automatic stay provisions of the bankruptcy code and to take possession of and liquidate our collateral under the repurchase agreements without delay in the event that we file for bankruptcy.  Furthermore, the special treatment of repurchase agreements under the bankruptcy code may make it difficult for us to recover our pledged assets in the event that a lender files for bankruptcy.  Thus, the use of repurchase agreements exposes our pledged assets to risk in the event of a bankruptcy filing by either a lender or us.

Because assets we acquire may experience periods of illiquidity, we may lose profits or be prevented from earning gains if we cannot sell mortgage-related assets at an opportune time.

We bear the risk of being unable to dispose of our mortgage-related assets at advantageous times or in a timely manner because mortgage-related assets generally experience periods of illiquidity.  The lack of liquidity may result from the absence of a willing buyer or an established market for these assets, as well as legal or contractual restrictions on resale.  As a result, the illiquidity of mortgage-related assets may cause us to lose profits and lose the ability to earn gains.

A decrease or lack of liquidity in our investments may adversely affect our business, including our ability to value and sell our assets.

We invest in certain MBS or other investment securities that are not publicly traded in liquid markets.  Moreover, turbulent market conditions could significantly and negatively impact the liquidity of our assets.  In some cases, it may be difficult to obtain third-party pricing on certain of our investment securities.  Illiquid investments typically experience greater price volatility, as a ready market does not exist, and can be more difficult to value.  In addition, third-party pricing for illiquid investments may be more subjective than for more liquid investments.  The illiquidity of certain investment securities may make it difficult for us to sell such investments if the need or desire arises.  In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded certain of our investment securities.  As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

We may not have the benefit of repurchase rights or indemnification upon the breach of broad representations and warranties for all of the assets we acquire, which could increase the risk that we suffer losses on such assets.

We may acquire assets from counterparties that are not able or willing to provide broad representations and warranties on such assets.  Even if such counterparties provide representations and warranties on the assets, they may not be contractually required to repurchase the assets or indemnify us if there are defaults with respect to the representations and warranties on the assets.  To the extent that our counterparties are not contractually obligated to repurchase the assets or are unable to fulfill their indemnification obligations, we will bear the same risks with respect to such assets as if such representations and warranties were not made.  If we do not have the benefit of repurchase rights or indemnification upon the breach of broad representations and warranties on our assets, we may lose money on our investments in such assets that we otherwise would not lose had such repurchase rights or indemnification been available.

Our hedging strategies may not be successful in mitigating our risks associated with interest rates.

We engage in hedging activity from time to time.  As such, we use various derivative financial instruments to provide a level of protection against interest rate risks, but no hedging strategy can protect us completely.  When interest rates change, we expect to record a gain or loss on derivatives, which would be offset by an inverse change in the value of loans.  Additionally, from time to time, we may enter into hedging transactions in connection with our holdings of MBS and government securities with respect to one or more of our assets or liabilities.  Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items and futures and forward contracts.  Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time and may differ from our currently anticipated hedging strategy.  We cannot assure you that our use of derivatives will offset the risks related to changes in interest rates.  It is likely that there will be periods in the future during which we will incur losses after accounting for our derivative financial instruments.  The derivative financial instruments we select may not have the effect of reducing our interest rate risk.  In addition, the nature and timing of hedging transactions may influence the effectiveness of these strategies.  Poorly designed strategies or improperly executed transactions could actually increase our risk and losses.  In addition, hedging strategies involve transaction and other costs.  We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses.

The characteristics of hedging instruments present various concerns, including illiquidity, enforceability, and counterparty risks, which could adversely affect our business and results of operations.

From time to time, we enter into interest rate swap agreements to hedge risks associated with movements in interest rates.  Entities entering into interest rate swap agreements are exposed to credit losses in the event of non-performance by counterparties to these transactions.  Effective October 12, 2012, the Commodities Futures Trading Commission (which we refer to as the “CFTC”) issued new rules regarding interest rate swaps under the authority granted to it pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (which we refer to as the “Dodd-Frank Act”).  Although these rules do not directly affect the negotiations and terms of individual swap transactions between counterparties, they do require that after September 9, 2013, the clearing of all swap transactions occur through registered derivatives clearing organizations, or swap execution facilities, through standardized documents under which each swap counterparty transfers its position to another entity whereby the centralized clearinghouse effectively becomes the counterparty to each side of the swap. It is the intent of the Dodd-Frank Act that the clearing of interest rate swaps in this manner is designed to avoid concentration of swap risk in any single entity by spreading and centralizing the risk in the clearinghouse and its members.  In addition to greater initial and periodic margin (collateral) requirements and additional transaction fees both by the swap execution facility and the clearinghouse, the swap transactions are now subjected to greater regulation by both the CFTC and the SEC.  These additional fees, costs, margin requirements, documentation, and regulation could adversely affect our business and results of operations.  Additionally, for all interest rate swaps that we entered into prior to September 9, 2013, we are not required to clear them through the central clearinghouse and these interest rate swaps are still subject to the risks of nonperformance by any of the individual counterparties with whom we entered into these transactions.  If the swap counterparty cannot perform under the terms of an interest rate swap, we would not receive payments due under that agreement, we may lose any unrealized gain associated with the interest rate swap, and the hedged liability would cease to be hedged by the interest rate swap.  We may also be at risk for any collateral we have pledged to secure our obligation under the interest rate swap if the counterparty becomes insolvent or files for bankruptcy.  Default by a party with whom we enter into a hedging transaction may result in a loss and force us to cover our commitments, if any, at the then-current market price.  Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk.  There may not always be a liquid secondary market that will exist for hedging instruments purchased or sold and we may be required to maintain a position until exercise or expiration, which could result in losses.

Competition may prevent us from acquiring mortgage-related assets at favorable yields and that would negatively impact our profitability.

Our net income largely depends on our ability to acquire mortgage-related assets at favorable spreads over our borrowing costs.  In acquiring mortgage-related assets, we compete with other REITs, investment banking firms, savings and loan associations, banks, insurance companies, mutual funds, other lenders and other entities that purchase mortgage-related assets, many of which have greater financial resources than us, and many of which are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the Investment Company Act.  As a result, we may not in the future be able to acquire sufficient mortgage-related assets at favorable spreads over our borrowing costs.  If that occurs, our profitability will be harmed.

Interest rate mismatches between our adjustable-rate MBS and our borrowings used to fund our purchases of these assets may reduce our income during periods of changing interest rates.

We fund most of our acquisitions of adjustable-rate MBS (including hybrid adjustable-rate MBS) with borrowings that have interest rates based on indices and repricing terms similar to, but of shorter maturities than, the interest rate indices and repricing terms of our MBS.  Accordingly, if short-term interest rates increase, this may harm our profitability.

A significant portion of the Agency MBS that we acquire are adjustable-rate securities.  This means that their interest rates may vary over time based upon changes in a short-term interest rate index.  Therefore, in most cases, the interest rate indices and repricing terms of the MBS that we acquire and their funding sources will not be identical, thereby creating an interest rate mismatch between our assets and liabilities.  While the historical spread between relevant short-term interest rate indices has been relatively stable, there have been periods when the spread between these indices was volatile.  During periods of changing interest rates, these mismatches could reduce our net income, dividend yield and the market price of our stock.

The interest rates on our borrowings generally adjust more frequently than the interest rates on our adjustable-rate MBS.  For example, at December 31, 2017, our Agency MBS had a weighted average term to next rate adjustment of approximately 27 months, while our borrowings had a weighted average term to next rate adjustment of 31 days.  After adjusting for interest rate swap transactions, the weighted average term to next rate adjustment was 674 days.  Accordingly, in a period of rising interest rates, we could experience a decrease in net income or a net loss because the interest rates on our borrowings adjust faster than the interest rates on our adjustable-rate MBS.

Increased levels of prepayments from Agency MBS may decrease our net interest income.

Pools of mortgage loans underlie the MBS that we acquire.  We generally receive payments from principal payments that are made on these underlying mortgage loans.  When borrowers prepay their mortgage loans faster than expected, this results in prepayments that are faster than expected on the MBS.  Faster than expected prepayments could harm our profitability as follows:

•                            We primarily purchase Agency MBS that have a higher interest rate than the market interest rate at the time.  In exchange for this higher interest rate, we pay a premium over the par value to acquire the security.  In accordance with accounting rules, we amortize this premium over the term of the mortgage-backed security.  If the mortgage-backed security is prepaid in whole or in part prior to its maturity date, however, we expense the premium that was prepaid at the time of the prepayment.  At December 31, 2017, substantially all of our Agency MBS had been acquired at a premium.

•                            We anticipate that a substantial portion of our adjustable-rate Agency MBS may bear interest rates that are lower than their fully indexed rates, which are equivalent to the applicable index rate plus a margin.  If an adjustable-rate mortgage-backed security is prepaid prior to or soon after the time of adjustment to a fully indexed rate, we will have held that mortgage-backed security while it was less profitable and lost the opportunity to receive interest at the fully indexed rate over the remainder of its expected life.

•                            If we are unable to acquire new Agency MBS similar to the prepaid MBS, our financial condition, results of operation and cash flow would suffer.

Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, but changes in prepayment rates are difficult to predict.  Prepayment rates also may be affected by conditions in the housing and financial markets, general economic conditions, actions by the federal government and the relative interest rates on fixed-rate and adjustable-rate mortgage loans.

While we seek to minimize prepayment risk to the extent practical, in selecting investments, we must balance prepayment risk against other risks and the potential returns of each investment.  No strategy can completely insulate us from prepayment risk.

The timing and amount of prepayments could adversely affect our liquidity and our profitability.

Prepayments may be difficult to predict and can vary significantly over time.  As a holder of MBS, on a monthly basis, we receive a payment equal to a portion of our investment principal as the underlying mortgages are prepaid.  With respect to our Agency MBS, we typically receive notice of monthly principal prepayments on the fifth business day of each month (more commonly referred to as “factor day”) and receive the related scheduled payment on a specified later date, which for (a) Agency MBS guaranteed by Fannie Mae is the 25th day of that month (or the next business day thereafter); and (b) Agency MBS guaranteed by Freddie Mac is the 15th day of the following month (or the next business day thereafter).  This delay between factor day and receipt of payment creates a short-term receivable for us in the amount of any such principal prepayments.  In general, on the date each month that the principal prepayments are announced (factor day), the value of our MBS pledged as collateral is reduced by the amount of the prepaid principal and, as a result, our repurchase agreement counterparties will typically initiate a margin call requiring the pledge of additional collateral or cash, in an amount equal to such prepaid principal, in order to re-establish the required ratio of borrowing to collateral value under such repurchase agreements.  As the posting of such additional collateral or payment of cash to our counterparties is on or about factor day and is prior to the receipt of the payment to us by the agencies, this would reduce and, depending on the magnitude of such principal prepayments, could be material to, our liquidity.  As a result, in order to meet such margin calls, we could be forced to sell assets or take other actions in order to maintain liquidity.  If we were required to sell Agency MBS under adverse market conditions, we may receive sale prices lower than we might have received if we sold those securities under normal market conditions and, if these prices were lower than the amortized cost of the Agency MBS, we would incur losses.  An increase in prepayment rates could have a material adverse effect on our business, financial condition and results of operations.

We may experience reduced net interest income from holding fixed-rate investments during periods of rising interest rates.

We generally fund our acquisition of fixed-rate MBS with short-term borrowings.  During periods of rising interest rates, our costs associated with borrowings used to fund acquisition of fixed-rate assets are subject to increases while the income we earn from these assets remains substantially fixed.  This reduces or could eliminate the net interest spread between the fixed-rate MBS that we purchase and our borrowings used to purchase them, which could lower our net interest income or cause us to suffer a loss.  At December 31, 2017, 25% of our MBS were 15-year fixed-rate Agency MBS, 18% of our MBS were 20-year and 30-year fixed-rate Agency MBS and approximately 14% of our MBS were fixed-rate Non-Agency MBS.

Interest rate caps on our adjustable-rate MBS may reduce our income or cause us to suffer a loss during periods of rising interest rates.

Our adjustable-rate MBS (including hybrid adjustable-rate MBS) are subject to periodic and lifetime interest rate caps.  Periodic interest rate caps limit the amount an interest rate can increase during any given period.  Lifetime interest rate caps limit the amount an interest rate can increase through maturity of a mortgage-backed security.  Our borrowings are not subject to similar restrictions.  Accordingly, in a period of rapidly increasing interest rates, the interest rates paid on our borrowings could increase without limitation while interest rate caps would limit the interest rates on our adjustable-rate MBS.  This problem is magnified for our adjustable-rate MBS that are not fully indexed.  Further, some adjustable-rate MBS may be subject to periodic payment caps that result in a portion of the interest being deferred and added to the principal outstanding.  As a result, we could receive less cash income on adjustable-rate MBS than we need to pay interest on our related borrowings.  These factors could lower our net interest income or cause us to suffer a loss during periods of rising interest rates.  At December 31, 2017, approximately 43% of our MBS were adjustable-rate securities.

A decline in the fair market value of our Non-Agency MBS could result in us recording impairments on these investments, which may have an adverse effect on our results of operations and financial condition.

A majority of our Non-Agency MBS are accounted for under ASC 310-30, Loans and Debt Securities Acquired with Credit Deterioration (ASC 310-30).  A debt security accounted for under ASC 310-30 is initially recorded at its purchase price (fair value).  The amount of expected cash flows that exceed the initial investment represents accretable yield, which is recognized as interest income on a level yield basis over the life of the security.  The excess of total contractual cash flows over the cash flows expected at its origination is considered to be non-accretable yield.  The Company must periodically reassess the expected cash flows of loans accounted for under ASC 310-30 along with the cash flows received.  A significant increase in expected cash flows must be accounted for as an increase in the rate of accretion over the remaining life of the security.  Conversely, if expected cash flows decrease, an other-than-temporary impairment must be recognized as a charge to earnings.  Adjustments to the fair value of Non-Agency MBS, accounted for as available-for-sale securities, are recorded in AOCI.  The determination as to whether impairment and accretable yield exists is based on cash flow projections related to the securities.  As a result, the timing and amount of impairment and accretable yield constitutes a material estimate that is susceptible to significant change.

Our investments in Non-Agency MBS and residential mortgage loans held-for-investment involve credit risk, which could materially adversely affect our results of operations.

Investments in MBS carry a risk that the borrower on the underlying mortgage may default on their obligations to make full and timely payments of principal and interest.  Pursuant to our investment policy, we have the ability to acquire Non-Agency MBS and other investment assets of lower credit quality (less than investment grade).  In general, Non-Agency MBS and residential mortgage loans held-for-investment carry greater investment risk than Agency MBS because they are not guaranteed as to principal and/or interest by the U.S. Government, any federal agency or any federally chartered corporation.  Unexpectedly high rates of default (i.e., in excess of the default rates forecasted) and/or higher than expected loss severities on the mortgages collateralizing our Non-Agency MBS and residential mortgage loans held-for-investment may adversely affect the values of such assets.  Accordingly, Non-Agency MBS and other investment assets of less-than-high credit quality could cause us to incur losses of income from, and/or losses in market value relating to, these assets if there are defaults of principal and/or interest on these assets.

We may have significant credit risk, especially on Non-Agency MBS and residential mortgage loans held-for-investment, in certain geographic areas and may be disproportionately affected by economic or housing downturns, natural disasters, terrorist events, adverse climate changes or other adverse events specific to those markets.

A significant number of the mortgages collateralizing our mortgage assets may be concentrated in certain geographic areas.  Any event that adversely affects the economy or real estate market in these areas could have a disproportionately adverse effect on our mortgage assets.  In general, any material decline in the economy or significant difficulties in the real estate markets would be likely to cause a decline in the value of residential properties securing the mortgages in the relevant geographic area.  This, in turn, would increase the risk of delinquency, default and foreclosure on real estate collateralizing our mortgage assets in this area.  This may then materially adversely affect our credit loss experience on our mortgage assets in such area if unexpectedly high rates of default (i.e., in excess of the default rates forecasted) and/or higher than expected loss severities on the mortgages collateralizing such securities were to occur.

The occurrence of a natural disaster (such as an earthquake, tornado, hurricane, wildfires, or a flood), economic or housing downturns, terrorist events, significant adverse climate change, or any other adverse event may cause a sudden decrease in the value of real estate and would likely reduce the value of the properties securing the mortgages collateralizing or mortgage assets.  Since certain natural disasters may not typically be covered by the standard hazard insurance policies maintained by borrowers, the borrowers may not be able to repair the properties or may stop paying their mortgages if the property is damaged.  This would likely cause defaults and credit loss severities to increase on the pool of mortgages securing our mortgage assets which may materially adversely affect our results of operations and financial condition.

We invest in Non-Agency MBS that are collateralized by loans of lower credit quality, such as Alt-A loans or securitized non-performing loans, which, due to lower underwriting standards, are subject to increased risk of losses.

We invest in Non-Agency MBS backed by collateral pools containing mortgage loans that have been originated using underwriting standards that are less strict than those used in underwriting “prime mortgage loans” (mortgage loans that generally conform to the underwriting standards of Fannie Mae or Freddie Mac).  These loans may experience delinquency, foreclosure, bankruptcy and loss rates that are higher than “prime mortgage loans,” which could cause the performance of Non-Agency MBS backed by such lower credit quality loans to be adversely affected, which could materially adversely impact our results of operations and financial condition.

We may generate taxable income that differs from our GAAP income on Non-Agency MBS purchased at a discount to par value, which may result in significant timing differences in the recognition of income and losses.

We acquire Non-Agency MBS at prices that reflect significant market discounts on their unpaid principal balances.  For financial statement reporting purposes, we would generally establish, on such securities, a portion of the discount as a non-accretable discount.  This non-accretable discount is generally not accreted into income for financial statement purposes.  For tax purposes, however, we would not be permitted to establish a reserve for credit losses prior to their actual occurrence.  Such differences between tax accounting and GAAP accounting can lead to significant timing differences in the recognition of income and losses.  Taxable income on Non-Agency MBS purchased at a discount to par value may be higher than GAAP income in early periods (before losses are actually incurred) and lower than GAAP income in subsequent periods when the realized credit losses are incurred.  As a REIT must distribute at least 90% of its annual taxable income (subject to certain adjustments) to our stockholders, such timing differences could affect the amount of the dividend distribution.  However, dividends are declared and paid at the discretion of our board of directors and depend not only on REIT taxable income but also on our financial results, our overall financial condition, maintenance of our REIT qualification and such other factors as our board may deem relevant from time to time.

Generally, Non-Agency MBS have greater price sensitivity than Agency MBS which could cause fluctuations in our book value.  Such price fluctuations could cause repurchase agreement lenders to require greater amounts of collateral and higher margin requirements which could affect our results of operations and could cause us to sell our Non-Agency MBS at potentially distressed prices in periods of significant price fluctuation.  It could also cause repurchase agreement lenders to withdraw their financing from such investments.

Non-Agency MBS historically have been more price sensitive than Agency MBS which may limit the number of lenders willing to provide repurchase agreement financing for these securities.  In periods of price volatility, we may be subject to higher margin requirements or may be required to pledge additional collateral which could affect our results of operations.  Also, during periods of significant price fluctuation, lenders may cut back the amounts they are willing to finance on such investments or withdraw from lending on such securities.  If we could not find replacement financing, this could cause us to sell our Non-Agency MBS at potentially distressed prices, which would adversely affect our results of operations and financial condition.

We acquire MBS and loans that are subject to defaults, foreclosure timeline extensions, fraud, residential price depreciation, and unfavorable modifications of principal amounts, interest rates and amortization of principal, which could result in losses to us.

Mortgage-backed securities are secured by mortgage loans (primarily single-family residential properties for MBS).  Accordingly, the MBS we invest in are subject to all the risks of the respective underlying mortgage loans, including risks of defaults, foreclosure timeline extensions, fraud, price depreciation, and unfavorable modifications of principal amounts, interest rates and amortization of principal, accompanying the underlying mortgage loans.

The ability of a borrower to repay a mortgage loan secured by a residential property is dependent in part upon the income and assets of the borrower.  A number of factors over which we have no control may impair borrowers’ ability to repay their loans.

In the event of any default under a mortgage loan held directly by us, we bear a risk of loss of principal to the extent any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations.  In the event of defaults on the mortgage loans that underlie our investments and the exhaustion of any underlying or any additional credit support, we may not realize our anticipated return on our investments and we may incur a loss on these investments.

Our subordinated mortgage assets may be in the “first loss” position, subjecting us to greater risks of loss.

We invest in certain tranches of mortgage assets that are only entitled to a portion of the principal and interest payments made on mortgage loans underlying the securities issued by the securitization trust.  In general, losses on a mortgage loan included in an MBS securitization trust will be borne first by the equity holder of the issuing trust, if any, and then by the “first loss” subordinated security holder and then by the “second loss” subordinate holder and so on.

We may acquire securities at every level of such a securitization trust, from the equity position to the most senior tranche.  In the event of default and the exhaustion of any classes of securities junior to those which we acquire, our securities will suffer losses as well.  In addition, if we overvalue the underlying mortgage portfolio, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related MBS, the securities which we acquire may effectively become the “first loss” position ahead of the more senior securities, which may result in significant losses.  The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly-rated securities, but more sensitive to adverse economic downturns or individual issuer developments.  A projection of an economic downturn could cause a decline in the value of lower credit quality securities because the ability of obligors or mortgages underlying MBS to make principal and interest payments may be impaired.  In such event, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities.

If our Manager underestimates the collateral loss on our investments, we may experience losses.

Our Manager values our potential investments based on loss-adjusted yields, taking into account estimated future losses on the mortgage loans that collateralize the investments, and the estimated impact of these losses on expected future cash flows.  Our Manager’s loss estimates may not prove accurate, as actual results may vary from estimates.  In the event that our Manager underestimates the pool level losses relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Our ownership of securitized mortgage loans subjects us to credit risk and, although we provide for an allowance for loan losses on these loans as required under GAAP, the loss reserves are based on estimates.  As a result, actual losses incurred may be larger than our reserves, requiring us to provide additional reserves, which would impact our financial position and results of operations.

We are subject to credit risk as a result of our ownership of securitized mortgage loans.  Credit risk is the risk of loss to us from the failure by a borrower (or the proceeds from the liquidation of the underlying collateral) to fully repay the principal balance and interest due on a mortgage loan.  A borrower’s ability to repay the loan and the value of the underlying collateral could be negatively impacted by economic and market conditions.  These conditions could be global, national, regional or local in nature.

We provide reserves for losses on securitized mortgage loans based on the current performance of the respective pool or on an individual loan basis.  If losses are experienced more rapidly due to declining property performance, market conditions or other factors, than we have provided for in our reserves, we may be required to provide additional reserves for these loans.  In addition, our allowance for loan losses is based on estimates and to the extent that proceeds from the liquidation of the underlying collateral are less than our estimates, we will record a reduction in our profitability for that period equal to the shortfall.

We may be adversely affected by risks affecting borrowers or the asset or property types in which our investments may be concentrated at any given time, as well as from unfavorable changes in the related geographic regions.

Our assets are not subject to any geographic, diversification or concentration limitations, except that we expect our assets to be concentrated in mortgage-related investments.  Accordingly, our investment portfolio may be concentrated by geography, asset, property type and/or borrower, increasing the risk of loss to us if the particular concentration in our investment portfolio is subject to greater risks or undergo adverse developments.  In addition, adverse conditions in the areas where the properties securing or otherwise underlying our investments are located (including business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply or reduced demand) may have an adverse effect on the value of our investments.  A material decline in the demand for real estate in these areas may materially and adversely affect us.  Lack of diversification can increase the correlation of non-performance and foreclosure risks among our investments.

Our investments may include subordinated tranches of Non-Agency MBS, which are subordinate in right of payment to more senior tranches, subjecting us to greater risk of losses.

We may invest in subordinated tranches of Non-Agency MBS, which are subordinated classes of securities in a structure of securities collateralized by a pool of mortgage loans and, accordingly, are among the first to bear the losses from non-payment and default of the underlying collateral.  Additionally, estimated fair values of these subordinated interests tend to be more sensitive to changes in economic conditions than more senior securities.  A projection of an economic downturn could cause a decline in the value of lower credit quality securities because the ability of obligors or mortgages underlying non-agency MBS to make principal and interest payments may be impaired.  In such event, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities.

Government use of eminent domain to seize underwater mortgages could materially and adversely affect the value of, and the returns on, our Non-Agency MBS.

The mortgages securing our Non-Agency MBS are located in different geographic regions across the United States, with significantly higher exposure in California, New York and Florida.  Several county and municipal governments have discussed using eminent domain to seize from mortgage holders the mortgages of borrowers who are underwater but not in default.  In August 2013, the FHFA released a statement expressing serious concerns on the use of eminent domain to restructure mortgages based on a review it conducted since requesting public input on the proposal in August 2012 and indicated that it may take action in response to such use.  However, if definitive action is taken by any local governments and such actions withstand Constitutional and other legal challenges resulting in mortgages securing our Non-Agency MBS being seized using eminent domain, the consideration received from the seizing authorities for such mortgages may be substantially less than the outstanding principal balance, which would result in a realized loss and a corresponding write-down of the principal balance of those mortgages.  The result of these seizures would be that the amount we receive on our Non-Agency MBS would be less than we would have otherwise received if the mortgage loans had not been seized, which may result in a decline in the market value and an other-than-temporary impairment of these securities.  If governments adopt such plans and mortgages securing our Non-Agency MBS are seized on a widespread scale, it could have a material adverse effect on the value of and/or returns on our Non-Agency MBS and our results of operations.

Mortgage loan modification and refinancing programs and future legislative action may materially adversely affect the value of, and the returns on, our Non-Agency MBS.

The U.S. Government, through the Federal Reserve, the FHFA and the Federal Deposit Insurance Corporation, has implemented a number of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures.  These programs and other loss mitigation programs may involve, among other things, the modification or refinancing of mortgage loans to reduce the principal amount of the loans, reduction in the rate of interest payable on the loans and extend the payment terms of the loans.  Loan modification may lead to fewer foreclosures and reduce the losses on non-Agency MBS arising from foreclosures.  However, loan modifications and refinancing may also result in significant reductions in cash flows to the holders of these securities, which may adversely affect the value of, and the returns on, these assets.

The servicing of the mortgage loans that are the underlying collateral of our Non-Agency MBS is outside of our control and if this servicing is not successful in limiting future delinquencies, defaults and losses, it could adversely affect our results of operations.

Third party servicers provide for the servicing of the mortgage loans that are the underlying collateral of our Non-Agency MBS.  These service providers control all aspects of loan collection, loss mitigation, default management and ultimate resolution of a defaulted loan.  We have no contractual rights with respect to these service providers and their efforts may not be successful in limiting future delinquencies, defaults and losses, which could adversely affect our results of operations.

The Non-Agency MBS in which we invest and the mortgage loans underlying the Non-Agency MBS in which we invest are subject to delinquency, foreclosure and loss, which could result in losses to us.

Residential mortgage loans are secured by single-family residential property and are subject to risks of loss, delinquency and foreclosure.  The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower.  A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans.

Residential MBS evidence interests in or are secured by pools of residential mortgage loans and collateralized MBS evidence interests in or are secured by a single commercial mortgage loan or a pool of commercial mortgage loans.  Accordingly, the Non-Agency MBS we invest in are subject to all of the risks of the underlying mortgage loans.  In the event of defaults with respect to the mortgage loans that underlie our Non-Agency MBS investments and the exhaustion of any underlying or additional credit support, we may not realize our anticipated return on these investments and we may incur a loss on these investments.

We may invest in securities in the developing Agency risk transfer sector that are subject to mortgage credit risk.

We may invest in securities in the developing Agency risk transfer sector (which we refer to as “CRT Sector”).  The CRT Sector is comprised of the risk sharing transactions issued by Fannie Mae (which we refer to as “CAS”) and Freddie Mac (which we refer to as “STACR”) and similarly structured transactions arranged by third party market principals.  The securities issued in the CRT Sector are designed to synthetically transfer mortgage credit risk from Fannie Mae and Freddie Mac to private investors.  Currently, CAS and STACR transactions are structured and unsecured and unguaranteed bonds issued by Fannie Mae and Freddie Mac, respectively, whose principal payments are determined by the delinquency and prepayment experience of a reference pool of mortgages originated and guaranteed by Fannie Mae or Freddie Mac, respectively, in a particular quarter.  Transactions arranged by third party market participants in the CRT Sector are similarly structured to reference a specific pool of loans that have been securitized by Fannie Mae or Freddie Mac and synthetically transfer mortgage credit risk related to those loans to the purchaser of the securities.  The holder of the securities in the CRT Sector has the risk that the borrowers may default on their obligations to make full and timely payments of principal and interest.  Investments in securities in the CRT Sector could cause us to incur losses of income from, and/or losses in market value relating to, those assets if there are defaults of principal and/or interest on the pool of mortgages referenced in the transaction.

We may invest in leveraged mortgage derivative securities that generally experience greater volatility in market prices, thus exposing us to greater risk with respect to their rate of return.

We may acquire leveraged mortgage derivative securities that may expose us to a high level of interest rate risk.  The characteristics of leveraged mortgage derivative securities result in greater volatility in their market prices.  Thus, acquisition of leveraged mortgage derivative securities would expose us to the risk of greater price volatility in our portfolio and that could harm our net income and overall profitability.

New assets we acquire may not generate yields as attractive or be as accretive to book value as have been experienced historically.

We may acquire new assets as we receive principal and interest payments and prepayments from our existing assets.  We also sell assets from time to time as part of our portfolio and asset/liability management programs.  We may invest these proceeds into new earning assets.

New assets may not generate yields as attractive as we have experienced historically.  Business conditions, including credit results, prepayment patterns and interest rate trends in the future, may not be as favorable as they have been during the periods we held the replaced assets.

New assets may not be as accretive to book value as existing assets.  The market value of our assets is sensitive to interest rate fluctuations.  In the past as short-term interest rates increased, the market value of our existing assets has declined.  As we classify most of our Agency MBS and Non-Agency MBS as available-for-sale, accounting rules require that any unrealized losses from the decline in market value that are not considered to be an other-than-temporary impairment be carried as “accumulated other comprehensive loss” in the “Stockholders’ equity” section of the consolidated balance sheets.  When short-term interest rates stop increasing, or start declining, or when the interest rates on these securities reset, the market value of these assets may increase.  This may be more accretive to book value than the new assets that we acquire to replace existing assets.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay dividends.

The availability of mortgage-related assets meeting our criteria depends upon, among other things, the level of activity and quality of and demand for these investments in the mortgage securitization and secondary markets.  The market for these investments depends upon various factors including the level of activity in the residential real estate market, the level of and difference between short-term and long-term interest rates, incentives for issuers to securitize mortgage loans and demand for these investments by institutional investors.  The size and level of activity in the residential real estate lending market depends upon various factors, including the level of interest rates, regional and national economic conditions and real estate values.  To the extent we are unable to acquire a sufficient volume of mortgage-related assets meeting our criteria, our results of operations would be adversely affected.  Furthermore, we cannot assure you that we will be able to acquire sufficient mortgage-related assets at spreads above our costs of funds.

We are dependent upon information systems and communication systems and their failure could significantly disrupt our business.

Our business is highly dependent upon our information and communication systems.  Although we have implemented various structural and security policy enhancements to our information systems in recent years, such as a cybersecurity policy manual, employee training, and enhanced firewall, antivirus/malware protection, problems with our computer systems could still occur.  Any failure or interruption of our systems, or cyber-attacks, or security breaches of our networks or systems, or of those systems of our service providers, could cause delays or other problems in our securities trading activities, which could have a material adverse effect on our operating results, the market price of our common stock and other securities, and our ability to pay dividends to our stockholders.  In addition, we also face the risk of operational failure, termination or capacity constraints of any of the third parties with which we do business or that facilitate our business activities, including clearing agents or other financial intermediaries we use to facilitate our securities transactions.

Computer malware, viruses, and computer hacking, phishing, and cyber-attacks have become more prevalent in our industry and may occur on our systems in the future.  We rely heavily on financial, accounting, and other data processing systems, including those systems of our service providers.  It is difficult to determine what, if any, negative impact may directly result from any specific interruption or cyber-attacks or security breaches of our networks or systems (or the networks or systems of, among other third parties, our lenders), or any failure to maintain performance, reliability, and security of our technical infrastructure.  As a result, such computer malware, viruses, and computer hacking, phishing and cyber-attacks may negatively affect our operations.

Risks Related to Our Management

We have no employees and our Manager is responsible for making all of our investment decisions.  The employees of our Manager are not required to devote any specific amount of time to our business.

Effective December 31, 2011, in accordance with the Management Agreement, we have no employees and all our prior employees became employees of our Manager.  Our Manager is responsible for conducting our day-to-day operations and is responsible for the selection, purchase and sale of our investment portfolio; our financing and hedging activities; providing us with management services; and such other services and activities relating to our assets and operations as may be appropriate.

Messrs. Lloyd McAdams, Joseph E. McAdams, and others are officers and employees of our Manager and are also officers and employees of Pacific Income Advisers (which we refer to as “PIA”), where they devote a portion of their time.  These officers and employees are under no contractual obligations mandating minimum amounts of time to be devoted to our Company.  In addition, a trust controlled in part by Mr. Lloyd McAdams is the principal stockholder of PIA.

These officers and employees are involved in investing approximately $8.1 billion (including our assets) in MBS and other fixed income assets for institutional clients and individual investors through PIA at December 31, 2017.  These multiple responsibilities and ownerships may create conflicts of interest if these officers and employees of our Company are presented with opportunities that may benefit both us and the clients of PIA.  These officers allocate investments among our portfolio and the clients of PIA by determining the entity or account for which the investment is most suitable.  In making this determination, these officers consider the investment strategy and guidelines of each entity or account with respect to acquisition of assets, leverage, liquidity and other factors that our officers determine appropriate.  These officers, however, have no obligation to make any specific investment opportunities available to us and the above-mentioned conflicts of interest may result in decisions or allocations of securities that are not in our best interests.

Additionally, there is nothing in the Management Agreement that prevents our Manager or any of its Affiliates, officers, directors or employees from engaging in other businesses or from rendering services of any kind to any other Person or entity, whether or not the investment objectives or policies of any such other Person or entity are similar to those of the Company or in any way binds or restricts our Manager or any of its Affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the accounts of others for whom our Manager or any of its Affiliates, officers, directors or employees may be acting.

Mr. Lloyd McAdams is also an owner and Chairman of Syndicated Capital, Inc., a registered broker-dealer.  Syndicated Capital, Inc. has been authorized by our board of directors to act as an authorized broker on any buyback of the Company’s common stock.  The service to PIA and Syndicated Capital, Inc. by the officers and employees of our Manager allow them to spend only part of their time and effort managing our Company, as they are required to devote a portion of their time and effort to the management of other companies, and this may harm our overall management and operating results.

Messrs. Lloyd McAdams, Joseph E. McAdams, Charles J. Siegel, John T. Hillman, Ms. Heather U. Baines, and others are officers and employees of PIA Farmland, Inc. and its external manager, PIA, where they devote a portion of their time.  PIA Farmland, Inc., a privately-held real estate investment trust investing in U.S. farmland properties leased to independent farm operators, was incorporated in February 2013.  These officers and employees are under no contractual obligations to PIA Farmland, Inc., its external manager, PIA, or to Anworth or its external manager, Anworth Management LLC, as to their time commitment.  To the extent that significant time is devoted to PIA Farmland, Inc. and its external manager, this could harm our overall management and operating results.  Mr. Steven Koomar, the Chief Executive Officer of PIA Farmland, Inc., has no involvement with either our Company or our Manager.

We are completely dependent upon our Manager, who provides services to us through the Management Agreement, and we may not find suitable replacements for our Manager if the Management Agreement is terminated or such key personnel are no longer available to us.  The loss of any key personnel of our Manager could harm our operations.

We no longer have any employees and are completely dependent on our Manager to conduct our operations pursuant to the Management Agreement.  Our Manager has its own employees, which conduct its day-to-day operations.  The Management Agreement does not require our Manager to dedicate specific personnel to our operations.

If we terminate the Management Agreement without cause, we may not, without the consent of our Manager, employ any employee of our Manager or any of its Affiliates, or any Person who has been employed by our Manager or any of its Affiliates at any time within the two year period immediately preceding the date on which the Person commences employment with us for two years after such termination of the Management Agreement.  We will not have retention agreements with any of our officers.  We believe that the successful implementation of our investment and financing strategies will depend upon the experience of certain of our Manager’s officers and employees.  None of these individuals’ continued service is guaranteed.  If the Management Agreement is terminated or these individuals leave our Manager, our Manager may be unable to replace them with persons with appropriate experience, or at all, and we may not be able to execute our business plan.

We depend on the diligence, experience and skill of the officers and employees of our Manager for the selection, structuring and monitoring of our mortgage-related assets and associated borrowings.  The key officers of our Manager include Mr. Lloyd McAdams, our Chairman and Chief Executive Officer; Mr. Joseph E. McAdams, our President and Chief Investment Officer; Mr. Charles J. Siegel, our Chief Financial Officer, Treasurer and Secretary; Mr. Brett Roth, Senior Vice President; and Ms. Bistra Pashamova, Senior Vice President.  Our dependence on our Manager is heightened by the fact that they have a relatively small number of employees and the loss of any key person could harm our entire business, financial condition, cash flow and results of operations.  In particular, the loss of the services of Messrs. Lloyd McAdams or Joseph E. McAdams could seriously harm our business.

The Management Agreement was not negotiated on an arm’s-length basis and the terms, including fees payable, may not be as favorable to us as if it were negotiated with an unaffiliated third party.

Effective as of December 31, 2011, we entered into the Management Agreement, which effected the externalization of our management function.  The Management Agreement was negotiated between related parties, and we did not have the benefit of arm’s-length negotiations of the type normally conducted with an unaffiliated third party.  The terms of the Management Agreement, including fees payable, may not reflect the terms we may have received if it was negotiated with an unrelated third party.  In addition, as a result of this relationship, we may choose not to enforce, or to enforce less vigorously, our rights under the Management Agreement because of our desire to maintain our ongoing relationship with our Manager.

If we elect to not renew the Management Agreement without cause, we would be required to pay our Manager a substantial termination fee.

It will be costly for us if we elect not to renew the Management Agreement without cause.

With the consent of the majority of our independent directors, and with at least 180-days’ prior written notice before the end of the calendar year, we may elect to not renew the Management Agreement at the end of the calendar year.  If we elect not to renew the Management Agreement without cause, we will be required to pay our Manager a termination fee equal to three times the average annual management fee earned by our Manager during the 24-month period immediately preceding the most recently completed quarter prior to the year-end termination of the Management Agreement.

After giving notice of our intent to not renew the Management Agreement without cause, we will continue to be required to pay our Manager the management fees stated in the Management Agreement until the end of the calendar year that the Management Agreement is not renewed.  If such notice is given less than 180 days prior to the end of the calendar year, the management fees will be paid until termination of the Management Agreement at the end of the following calendar year.

At December 31, 2017, if this termination event had occurred, the termination fee, based on the average annual management fee earned by our Manager during the 24-month period immediately preceding the most recently completed quarter prior to the effective date of termination, would be approximately $23 million.

If we do not renew the Management Agreement for any reason, we would continue to be obligated to pay the sublease on our office premises in California.

Our obligation to pay the sublease on our office premises does not end with termination of the Management Agreement.  There can be no assurance that we can sublease our office space to another tenant at a rate which eliminates this obligation and is satisfactory to the sublessor and the building owner.

If we elect to not renew the Management Agreement without cause, for two years thereafter, we may not retain any of our Manager’s employees to assist us in managing the Company on a full-time or interim basis.

The Management Agreement provides that, without the consent of our Manager, the Company may not, for two years after termination of the Management Agreement, employ any employee of our Manager, or any of its Affiliates, or any person who has been employed by our Manager or any of its Affiliates, at any time within the two-year period immediately preceding the date on which the person commences employment with the Company.  This provision would make it unlikely that the Company would be able to immediately rely on the experience and knowledge of the employees of the former Manager to assist in any changes made by the board of directors, including assisting with the sale, or the sale or liquidation of a substantial portion of the assets, of the Company.

Various corporate actions require the approval of the majority of all shareholders.

There are corporate actions which can be implemented only if a majority of all shareholders approves at a convened meeting of shareholders.  There can be no assurance that a majority of all shareholders will vote to approve any measure that only a majority of the voting shareholders had previously approved.  Examples of actions which require the approval of a majority of all shareholders to pass are: an agreement of consolidation, merger, share exchange or transfer of assets; for dissolution of the Corporation; or for a business combination between the Corporation and an interested stockholder.

In the event of a change of control, we will owe certain of the officers and employees of our Manager a payment as specified in their Change of Control and Arbitration Agreements between these officers/employees and the Company.

In the event of a change of control of the Company, we would incur the costs of paying lump sum payments and other employee benefits to certain of the officers and employees of our Manager as specified in their Change of Control and Arbitration Agreement between these officers/employees and the Company.

The management fee is payable regardless of our performance.

Our Manager is entitled to receive a management fee from us that is based on 1.20% of our Equity (as defined in our Management Agreement), regardless of the performance of our investment portfolio.  For example, we would pay our Manager a management fee for a specific period even if we experienced a net loss during the same period.  Our Manager’s entitlement to substantial nonperformance-based compensation may reduce its incentive to devote sufficient time and effort to seeking investments that provide attractive risk-adjusted returns for our investment portfolio.  This in turn could harm our ability to make distributions to our stockholders and the market price of our common stock.

The fee structure of the Management Agreement may limit our Manager’s ability to retain access to its key personnel.

Under the terms of the Management Agreement, we are required to pay our Manager a base management fee payable monthly in arrears in an amount equal to one twelfth of 1.20% of our Equity.  Our Equity is defined as our month-end stockholders’ equity, adjusted to exclude the effect of any unrealized gains or losses included in either retained earnings or other comprehensive income, each as computed in accordance with GAAP.  The Management Agreement does not provide our Manager with an incentive management fee that would pay our Manager additional compensation as a result of meeting performance targets.  Some of our externally-managed competitors pay their managers an incentive management fee, which enables them to provide additional compensation to their key personnel.  Thus, the lack of an incentive fee in the Management Agreement may limit the ability of our Manager to provide key personnel with additional compensation for strong performance, which could adversely affect our Manager’s ability to retain these key personnel.  If our Manager were not able to retain any of the key personnel providing services to our Manager, it would have to find replacement personnel to provide those services.  Those replacement key personnel may not be able to produce the same operating results as the current key personnel.

Some investors may not view our external management in a positive light, which may affect the market price of our common stock and may make it more difficult for future offerings of our stock.

Although there are currently other mortgage REITs that are externally-managed, there may be times in the future when some investors may have a preference for internally-managed companies.  There may also be times, if there are low returns from our portfolio, when our external management is not viewed in a positive light.  In either of these cases, there may be a negative effect on the market price of our common stock and this may make it difficult for future offerings of our common stock.

Potential conflicts of interest could arise if our Manager were to take greater risk for the purpose of increasing our equity in order to earn a greater management fee.

The Management Agreement does not contain an incentive fee.  Our Manager is paid a base management fee payable monthly in arrears in an amount equal to one twelfth of 1.20% of our Equity, as defined in the Management Agreement.  As the Management Agreement does not contain an incentive fee, our Manager may take greater risk in our investment portfolio to increase our equity in order to earn a greater management fee.

Our Manager’s liability is limited under the Management Agreement, and we have agreed to indemnify our Manager against certain liabilities.

Pursuant to the Management Agreement, our Manager does not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of our board of directors in following or declining to follow any advice or recommendation of our Manager.  Our Manager and its Affiliates, and the directors, officers, employees and stockholders of our Manager and its Affiliates, are not liable to us, any subsidiary of ours, our board of directors or our stockholders for any acts or omissions by our Manager, its officers, employees or its Affiliates, performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their respective duties under this Management Agreement. We have agreed to indemnify our Manager and its Affiliates, its directors, officers, employees and stockholders of our Manager and its Affiliates (each a “Manager Indemnified Party”) of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising from any acts or omissions of such Manager Indemnified Party, not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties of such Manager Indemnified Party under this Management Agreement.

Our Manager has limited resources and may not be able to defend itself in litigation.

The only fee that our Manager receives from us is the base management fee, as previously described.  It is anticipated that most, if not all, of this fee will be used by our Manager for compensation to its employees and to pay for its other administrative expenses.  Our Manager has limited resources.  If our Manager were to be involved in litigation not related to our operations, it may not be able to defend itself and it may be forced to declare bankruptcy or go out of business and we would have to find another Manager.  This could have a material adverse impact on our business and our operations.

Failure of our Manager to comply with SEC rules and regulations could cause various disciplinary actions which could cause a disruption in services provided to us and may impact our business operations and our profitability.

Under rules promulgated under Dodd-Frank, our Manager is considered an investment adviser.  In reliance upon the no-action letter issued by the SEC to the American Bar Association on January 18, 2012, we consider Anworth Management LLC to be a “relying adviser,” which means that its registration as an investment adviser is integrated into the existing registration of PIA, its “filing adviser.”  Anworth Management LLC and PIA are both subject to the Investment Advisers Act of 1940 and the rules and regulations of the SEC and also are subject to examination by the SEC.  Any failure by Anworth Management LLC, PIA, or any of their respective employees to comply with such rules and regulations could cause various disciplinary actions, up to and including loss of registration status as investment advisers.  Such disciplinary actions could lead to disruptions in the services provided to us which may impact our business operations and our profitability.

Our board of directors may change our operating policies and strategies without prior notice or stockholder approval and such changes could harm our business, results of operations and stock price.

Our board of directors can modify or waive our current operating policies and our strategies without prior notice and without stockholder approval.  We cannot predict the effect any changes to our current operating policies and strategies may have on our business, operating results and stock price, however, the effects may be adverse.

Risks Related to Our Residential Properties Business

We are in an industry that has significant competition, and we have limited operating history in this sector, which makes this business difficult to evaluate, and may affect our ability to operate this business in a profitable manner.

Historically, the single-family residential rental business consisted primarily of private individual investors in local markets and was managed individually or by small local property managers.  Within the past several years, several institutional companies and REITs have entered this market and have attempted to acquire and operate single-family properties on a large-scale basis and to achieve attractive yields employing technology through a disciplined approach to acquisitions and leasing, marketing and management.  Many of our competitors may be larger and have greater financial, technical, leasing, marketing and other resources than we do, which may affect our ability to acquire our target properties at attractive prices and attract quality tenants.

In addition, although we have several employees who have previously personally engaged in this business on a small scale, we have limited operating history as a company in this business and contract with various third-party professionals to assist us in acquiring and managing our properties and providing services to tenants.  If these professionals do a poor job or don’t perform to our expectations, it could affect the prices we pay to acquire properties, our relationships with our tenants, the operation of our properties, and our reputation in this business.  These factors make this business difficult to evaluate, and may affect our ability to operate this business in a profitable manner.

Many factors affect the single-family residential rental market, and the profitability of this business will be affected both by our assumptions about this market and this market’s conditions in our target areas.

The success of our business model will depend upon many factors including, but not limited to: the availability of properties that meet our investment criteria and our ability to acquire such properties at favorable prices; real estate appreciation or depreciation in our target markets; the condition of our properties; our ability to contain renovation, maintenance, marketing and other operating costs for our properties; our ability to maintain high occupancy rates and target rent levels; general economic conditions in our target markets, such as changes in employment and household earnings and expenses; the effects of rent controls, stabilization laws and other laws or regulations regarding rental rates and tenant rights; and changes in, and changes in enforcement of, laws, regulations and government policies including health, safety, environmental, property, zoning and tax laws. We will have no control over many of these factors, which could adversely affect the profitability of this business.  Our success will also depend, in part, on our assumptions about our target properties, our target renters, our renovation, maintenance and other operating costs, and our rental rates and occupancy levels and, if our assumptions prove to be inaccurate, this may adversely affect the profitability of this business.

Initially, our portfolio of properties has been geographically concentrated, and any adverse developments in local economic conditions, or the demand for single-family rental homes in these markets, or the occurrence of natural disasters, may adversely affect the operating results of this business.

Initially, our target markets are in the east coast of Florida and we are exposed to any adverse developments in local economic conditions or natural disasters in that area.  Due to this geographic concentration, any such developments could affect our business to a greater extent than if our properties were less geographically concentrated.

Poor resident selection and defaults by renters may adversely affect the financial performance of this business and harm our reputation.

Our success depends, in large part, upon our ability to attract and retain qualified tenants.  This will depend, in turn, upon our ability to screen applicants, identify good residents, avoid tenants who may default, and the willingness of our tenants to renew their leases.  When properties are vacant, we are not earning rental income and incur maintenance costs as well as turnover costs associated with re-leasing the properties, such as marketing and leasing commissions.  Additionally, if we have to evict tenants, we will incur legal costs and may have renovation costs if the tenants don’t properly maintain the properties or cause damage to the properties.  Our reputation in the communities where our properties are located may be harmed if our tenants are not good neighbors or do damage to our properties or to the local communities.

Declining real estate values and impairment charges could adversely affect the earnings and financial condition of this business.

Our success depends upon our ability to acquire rental properties at attractive values, such that we can earn a satisfactory return on our investment primarily through rental income and secondarily through increases in property values.  If we overpay for properties, or if their values subsequently decline or fail to rise because of market factors, we may not achieve our financial objectives.  Additionally, U.S. GAAP requires companies to take an impairment charge if there is a permanent decline in the value of a property based upon a review of various market factors.  An impairment charge would reduce the net income in the period in which it was taken.  Even if we concluded that an impairment charge was not needed, a decline in the value of a property may become manifest over time through reduced rental income from the property, which would affect the earnings and financial condition of this business.

Risks Related to REIT Compliance and Other Tax Matters

If we are disqualified as a REIT, we will be subject to tax as a regular corporation and face substantial tax liability.

We believe that, since our initial public offering in 1998, we have operated so as to qualify as a REIT under the Code and we intend to continue to meet the requirements for taxation as a REIT.  Nevertheless, we may not remain qualified as a REIT in the future.  Qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist.  Even a technical or inadvertent mistake could require us to pay a penalty or jeopardize our REIT status.  We hold certain assets and derive certain types of income that do not qualify under various gross asset and income requirements applicable to REITs and, if the amounts of such assets or income exceed thresholds permitted under the Code, our ability to qualify as a REIT could be jeopardized.  Furthermore, Congress or the IRS might change tax laws or regulations and the courts might issue new rulings, in each case potentially having retroactive effects that could make it more difficult or impossible for us to qualify as a REIT.  If we fail to qualify as a REIT in any tax year, then:

•                            we would be taxed as a regular domestic corporation, which, among other things, means being unable to deduct distributions to stockholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate rates;

•                            any resulting tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders;

•                            we would no longer be required to make distributions to our stockholders; and

•                            unless we were entitled to relief under applicable statutory provisions, we could be disqualified from treatment as a REIT for the subsequent four taxable years following the year during which we lost our qualification and thus our cash available for distribution to stockholders would be reduced for each of the years during which we do not qualify as a REIT.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

In order to qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, our sources of income, the nature and diversification of our MBS and other assets, the amounts we distribute to our stockholders and the ownership of our stock.  We may also be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution.  Thus, compliance with REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with REIT requirements may limit our ability to hedge effectively.

Compliance with the REIT provisions of the Code may limit our ability to hedge our assets and operations.  Under these provisions, any income that is generated from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (1) interest rate risk on liabilities incurred to carry or acquire real estate or (2) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that does not meet these requirements will generally constitute non-qualifying income for purposes of both the REIT 75% and 95% gross income tests.  As a result of these rules, we may have to limit use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Complying with REIT requirements may force us to liquidate otherwise attractive investments or to make investments inconsistent with our business plan.

In order to qualify as a REIT, we must also determine that at the end of each calendar quarter at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets.  The remainder of our investment in securities generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer.  In addition, in general, no more than 5% of the value of our assets can consist of the securities of any one issuer.  No more than 25% (20% commencing in 2018) of the total value of our assets can be stock in taxable REIT subsidiaries.  If we fail to comply with these requirements, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences.  The need to comply with these gross income and asset tests may cause us to acquire other assets that are qualifying real estate assets for purposes of the REIT requirements that are not part of our overall business strategy and might not otherwise be the best investment alternative for us.

REIT distribution requirements could adversely affect our ability to execute our business plan and may require us to incur debt, sell assets, or take other actions to make such distributions.

In order to continue to qualify as a REIT, we must distribute to stockholders each calendar year at least 90% of our REIT taxable income (including certain items of non-cash income), determined without regard to the deduction of dividends paid and excluding net capital gains.  To the extent that we satisfy the 90% distribution requirement but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed income.  In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than a minimum amount specified under U.S. federal income tax law.

We intend to distribute our net income to stockholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax.  Our taxable income may substantially exceed our net income as determined by U.S. GAAP or differences in timing between the recognition of taxable income and the actual receipt of cash may occur, in which case we may have taxable income in excess of cash flow from our operating activities.  In such event, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances.  In such circumstances, in order to satisfy the distribution requirement and to avoid U.S. federal corporate income tax and the 4% nondeductible excise tax in that year, we may be required to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures, or repayment of debt, or (iv) make a taxable distribution of our shares as part of a distribution in which stockholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements. Thus, compliance with the REIT distribution requirements may require us to take actions that may not otherwise be advisable given existing market conditions and hinder our ability to grow, which could adversely affect the value of our common stock.

Even though we elected to be taxed as REIT, we may be required to pay certain taxes.

Even though we have elected to be taxed as a REIT, we may be subject to certain U.S. federal, state, and local taxes on our income and assets, including taxes on any undistributed income, prohibited transactions, tax on income from some activities conducted as a result of a foreclosure, and state or local income, franchise, property, and transfer taxes, including mortgage recording taxes.  In addition, in the future, we may hold some of our assets through wholly-owned taxable REIT subsidiaries.  Any taxable REIT subsidiaries and any other taxable corporations in which we own an interest will be subject to U.S. federal, state, and local corporate taxes.  Payment of these taxes generally would reduce our cash flow and the amount available for distribution to our stockholders.

Our ability to invest in and dispose of TBA contracts could be limited by our REIT status and we could lose our REIT status as a result of these investments.

We regularly purchase agency securities through TBA contracts.  In certain instances, rather than take delivery of the agency securities subject to a TBA contract, we will dispose of the TBA contract through a dollar roll transaction in which we agree to purchase similar securities in the future at a predetermined price or otherwise, which may result in the recognition of income or gains.  We account for dollar roll transactions as purchases and sales.  The law is unclear regarding whether TBA contracts will be qualifying assets for the 75% asset test and whether income and gains from dispositions of TBA contracts will be qualifying income for the 75% gross income test.

Until such time as we seek and receive a favorable private letter ruling from the IRS, or we are advised by counsel that TBA contracts should be treated as qualifying assets for purposes of the 75% asset test, we will limit our investment in TBA contracts and any non-qualifying assets to no more than 25% of our assets at the end of any calendar quarter.  Further, until such time as we seek and receive a favorable private letter ruling from the IRS or we are advised by counsel that income and gains from the disposition of TBA contracts should be treated as qualifying income for purposes of the 75% gross income test, we will limit our gains from dispositions of TBA contracts and any non-qualifying income to no more than 25% of our gross income for each calendar year.  Accordingly, our ability to purchase agency securities through TBA contracts and to dispose of TBA contracts, through dollar roll transactions or otherwise, could be limited.

Moreover, even if we are advised by counsel that TBA contracts should be treated as qualifying assets or that income and gains from dispositions of TBA contracts should be treated as qualifying income, it is possible that the IRS could successfully take the position that such assets are not qualifying assets and such income is not qualifying income.  In that event, we could be subject to a penalty tax or we could fail to qualify as a REIT if (i) the value of our TBA contracts, together with our non-qualifying assets for the 75% asset test, exceeded 25% of our gross assets at the end of any calendar quarter or (ii) our income and gains from the disposition of TBA contracts, together with our non-qualifying income for the 75% gross income test, exceeded 25% of our gross income for any taxable year.

Complying with REIT requirements may force us to borrow to make distributions to stockholders.

As a REIT, we must distribute at least 90% of our annual taxable income (subject to certain adjustments) to our stockholders.  At the time when we are required to make previously declared dividend distributions, declines in the value of our portfolio holdings and the resulting subsequent margins calls may have depleted most or all of our cash and cash equivalents.  If this were to occur and if market conditions allowed us to do so, we would sell some of our portfolio holdings to generate sufficient funds to make the dividend payments.  If market conditions did not allow us to sell portfolio holdings, we would be required to borrow funds on an unsecured basis to make the previously declared dividend payments.

Dividends payable by REITs do not qualify for the reduced tax rates.

Current tax law generally provides for favorable tax rates (20% maximum in the case of non-corporate stockholders) on dividends received from corporations.  However, dividends paid by REITs to these stockholders are generally not eligible for these reduced rates.  Notwithstanding the foregoing, however, all such dividends, other than dividends which are taxable as capital gain dividends or traceable to dividends from a taxable REIT subsidiary, as are received by a pass-through entity or an individual, will be eligible for a 20% deduction from gross income starting in 2018 under the new tax laws.  This eligibility for a 20% deduction will expire in 2025.  This legislation does not adversely affect the taxation of REITs or dividends paid by REITs, but the more favorable rates applicable to non-REIT corporate dividends could cause investors which are trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.  Investors and potential investors should consult with their tax advisors regarding the implications of this new tax bill on any investment in our stock.

The tax imposed on REITs engaging in “prohibited transactions” will limit our ability to engage in transactions, including certain methods of securitizing loans, which would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax.  In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property but including any mortgage loans, held in inventory primarily for sale to customers in the ordinary course of business.  We might be subject to this tax if we were to sell a loan or securitize loans in a manner that was treated as a sale of such inventory for federal income tax purposes.  Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans other than through a taxable REIT subsidiary and may limit the structures we utilize for our securitization transactions even though such sales or structures might otherwise be beneficial for us.  In addition, this prohibition may limit our ability to restructure our investment portfolio of mortgage loans from time to time, even if we believe that it would be in our best interest to do so.

We may incur excess inclusion income that would increase the tax liability of our stockholders.

In general, dividend income that a tax-exempt entity receives from us should not constitute unrelated business taxable income as defined in Section 512 of the Code.  If we realize excess inclusion income and allocate it to stockholders, however, then this income would be fully taxable as unrelated business taxable income under Section 512 of the Code.  If the stockholder is foreign, it would generally be subject to U.S. federal income tax withholding on this income without reduction pursuant to any otherwise applicable income tax treaty.  U.S. stockholders would not be able to offset such income with their operating losses.

We generally structure our borrowing arrangements in a manner designed to avoid generating significant amounts of excess inclusion income.  However, excess inclusion income could result if we held a residual interest in a real estate mortgage investment conduit (which we refer to as a “REMIC”).  Excess inclusion income also may be generated if we were to issue debt obligations with two or more maturities and the terms of the payments on these obligations bore a relationship to the payments that we received on our mortgage loans or MBS securing those debt obligations.  For example, we may engage in non-REMIC CMO securitizations.  We also enter into various repurchase agreements that have differing maturity dates and afford the lender the right to sell any pledged mortgage securities if we default on our obligations.  The IRS may determine that these transactions give rise to excess inclusion income that should be allocated among our stockholders.  We may invest in equity securities of other REITs and it is possible that we might receive excess inclusion income from those investments.  Some types of entities, including, without limitation, voluntarily employee benefit associations and entities that have borrowed funds to acquire their shares of our stock, may be required to treat a portion of or all of the dividends they receive from us as unrelated business taxable income.

Misplaced reliance on legal opinions or statements by issuers of mortgage-related assets could result in a failure to comply with REIT gross income or asset tests.

When purchasing MBS, government securities and interests in loans held in securitization trusts, we may rely on opinions of counsel for the issuer or sponsor of such securities, or statements made in related offering documents or opinions of tax accountants, for purposes of determining whether and to what extent those securities constitute “real estate assets” for purposes of the REIT asset tests and produce income that qualifies under the REIT income tests.  The inaccuracy of any such opinions or statements may harm our REIT qualification and result in significant corporate level tax.

Additional Risk Factors

Failure to maintain an exemption from the Investment Company Act would materially harm our results of operations.

We believe that we conduct our business in a manner that results in our not being regulated as an investment company under the Investment Company Act.  If we fail to continue to qualify for an exemption from registration as an investment company, our ability to use leverage would be substantially reduced and we would be unable to conduct our business as we presently do.

Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test.  Excluded from the term “investment securities” are, among other things, U.S government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

The Investment Company Act has an exemption for entities that are primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate.”  Under the SEC’s current interpretation, we qualify for this exemption if we maintain at least 55% of our assets directly in qualifying assets and at least 80% of our assets must be in both the qualifying assets and other real estate related interests(and no more than 20% comprised of other miscellaneous assets).  In meeting the 55% requirement under the Investment Company Act, the SEC has generally viewed the following asset types as qualifying interests: (1) assets that represent an actual interest in real estate; (2) loans or liens that are fully secured by real estate; (3) assets that can be viewed as the functional equivalent of, and provide the same economic experiencer as, an actual interest in real estate or a loan or lien fully secured by real estate, such as whole pool agency MBS.  In meeting the 55% test, we treat MBS issued with respect to an underlying pool for which we hold all issued certificates as qualifying interests and partial pool agency MBS in other real estate related interests in complying with the 80% test.  If the SEC or its staff adopts a contrary interpretation, we could be required to sell a substantial amount of our MBS under potentially adverse market conditions.  Further, in order to maintain our exemption from registration as an investment company by acquiring “mortgages and other liens on and interests in real estate”, we may be precluded from acquiring MBS whose yield is somewhat higher than the yield on “mortgages and other liens on and interests in real estate” that could be purchased in a manner consistent with the exemption.

On August 31, 2011, the SEC issued a release soliciting comments on the mortgage REIT exemption under the Investment Company Act.  The SEC indicated in its release that it is concerned that some mortgage companies may be subject to the kinds of abuses that the Investment Company Act was intended to address, such as misvaluations of a company’s investment portfolio and excessive leveraging.  The release asked for comments on or before November 7, 2011 on whether the exclusion should be narrowed or changed in such a way that these potential abuses can be curtailed.  The SEC also asked whether there are existing safeguards in the structure and operations of REITs and other mortgage companies that would address these or similar concerns.  Although we believe that we have conducted our operations in a manner that would not be of the types of concerns addressed in the SEC’s release, we could be subject to any rules or regulations that the SEC could propose in changing or narrowing the current exclusion that mortgage REITs rely on to maintain an exemption from the Investment Company Act.  If the SEC or its staff changes or narrows this exemption, we could be required to sell a substantial amount of our MBS under potentially adverse market conditions.  Although, at the present time, it is unknown whether the SEC or its staff will make any changes to this exclusion or the nature of any such changes, it is possible that any such changes could impact our Asset Acquisition Policy, our leverage, our liquidity, the size of our investment portfolio, our ability to use interest rate swap agreements, our ability to borrow, and could have a material adverse effect on our business and results of operations.

We presently are not, nor do we intend to be, regulated as an investment company.  Fluctuations in our net income and in our book value will likely be greater than those of investment companies.  This may affect investors or potential investors as to the appropriateness of our stock as compared to that of an investment company.

While presently our assets are similar to those owned by some investment companies, we are not regulated as an investment company.  Regulation as an investment company entails that all investment companies maintain significantly lower levels of financial leverage than we have employed since our organization began operations in 1998.  Because of the differences in our leverage from that of investment companies, this results in the fluctuation in net income and in book value by us to likely be greater than that experienced by investment companies.  Therefore, investors and potential investors in our company should, on an ongoing basis, carefully determine if this greater level of income fluctuation and book value fluctuation is appropriate for them as compared to whether the less volatile results of investment companies are more appropriate for them.

The market price of our common stock may fluctuate significantly.

The market price and marketability of shares of our securities may, from time to time, be significantly affected by numerous factors, including many over which we have no control and that may not be directly related to us.  These factors including the following:

•                            price and volume fluctuations in the stock market from time to time, which are often unrelated to the operating performance of particular companies;

•                            significant volatility in the market price and trading volume of securities of REITs or other companies in our sector, which is not necessarily related to the operating performance of these securities;

•                            changes in regulatory policies, tax guidelines and financial accounting and reporting standards, particularly with respect to REITs;

•                            changes in interest rates;

•                            changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the various economic conditions including, but not limited to, Brexit, trade imbalances, credit crisis, currency fluctuations, and the impact of other events, such as threats or actions by other nations such as North Korea and Iran, and global terrorism;

•                            changes in our dividend policy and earnings or variations in operating results;

•                            any shortfall in revenue or net income or any increase in losses from levels expected by securities analysts;

•                            general economic trends and other external factors;

•                            changes in financial estimates by analysts or publication of research reports about us or the real estate or specialty finance industry; and

•                            loss of major repurchase agreement and other credit providers.

Fluctuations in the trading price of our common stock may adversely affect the liquidity of the trading market for our common stock and, in the event that we seek to raise capital through future equity financings, our ability to raise such equity capital.

We may not be able to use the money we raise from time to time to acquire investments at favorable prices.

We intend to seek to raise additional capital from time to time if we determine that it is in our best interests and the best interests of our stockholders, including through public offerings of our stock.  The net proceeds of any offering could represent a significant increase in our equity.  Depending on the amount of leverage that we use, the full investment of the net proceeds of any offering might result in a substantial increase in our total assets.  There can be no assurance that we will be able to invest all of such additional funds in mortgage-related assets at favorable prices.  We may not be able to acquire enough mortgage-related assets to become fully invested after an offering, or we may have to pay more for MBS than we have historically.  In either case, the return that we earn on stockholders’ equity may be reduced.

We have not established a minimum dividend payment level for our common stockholders and there are no assurances of our ability to pay dividends to them in the future.

We intend to pay quarterly dividends and to make distributions to our common stockholders in amounts such that all or substantially all of our taxable income in each year, subject to certain adjustments, is distributed.  This, along with other factors, should enable us to qualify for the tax benefits accorded to a REIT under the Code.  We have not established a minimum dividend payment level for our common stockholders and our ability to pay dividends may be harmed by the risk factors described in this Annual Report on Form 10-K.  All distributions to our common stockholders will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time.  There are no assurances of our ability to pay dividends in the future.

If we raise additional capital, our earnings per share and dividends per share may decline since we may not be able to invest all of the new capital during the quarter in which additional shares are sold and possibly the entire following calendar quarter.

Our charter does not permit ownership of over 9.8% of our common or preferred stock and attempts to acquire our common or preferred stock in excess of the 9.8% limit are void without prior approval from our board of directors.

For the purpose of preserving our REIT qualification and for other reasons, our charter prohibits direct or constructive ownership by any person of more than 9.8% of the lesser of the total number or value of the outstanding shares of our common stock or more than 9.8% of the outstanding shares of our preferred stock.  Our charter’s constructive ownership rules are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity.  As a result, the acquisition of less than 9.8% of the outstanding stock by an individual or entity could cause that individual or entity to own constructively in excess of 9.8% of the outstanding stock and thus be subject to our charter’s ownership limit.  Any attempt to own or transfer shares of our common or preferred stock in excess of the ownership limit without the consent of the board of directors shall be void and will result in the shares being transferred by operation of law to a charitable trust.

Because provisions contained in Maryland law, our charter and our bylaws may have an anti-takeover effect, investors may be prevented from receiving a “control premium” for their shares.

Provisions contained in our charter and bylaws, as well as Maryland corporate law, may have anti-takeover effects that delay, defer or prevent a takeover attempt, which may prevent stockholders from receiving a “control premium” for their shares.  For example, these provisions may defer or prevent tender offers for our common stock or purchases of large blocks of our common stock, thereby limiting the opportunities for our stockholders to receive a premium for their common stock over then-prevailing market prices.  These provisions include the following:

•                            Ownership limit.  The ownership limit in our charter limits related investors including, among other things, any voting group, from acquiring over 9.8% of our common stock or more than 9.8% of our preferred stock without our permission.

•                            Preferred Stock.  Our charter authorizes our board of directors to issue preferred stock in one or more classes and to establish the preferences and rights of any class of preferred stock issued.  These actions can be taken without soliciting stockholder approval.

•                            Maryland business combination statute.  Maryland law restricts the ability of holders of more than 10% of the voting power of a corporation’s shares to engage in a business combination with the corporation.

•                            Maryland control share acquisition statute.  Maryland law limits the voting rights of “control shares” of a corporation in the event of a “control share acquisition.”

Future offerings of debt securities, which would be senior to our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock upon liquidation, or other equity securities, which would dilute our existing stockholders and may be senior to our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock for the purposes of dividend distributions, may harm the market price of our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium-term notes, senior or subordinated notes and classes of preferred stock or common stock.  Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock.  Our preferred stock may have a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock.  Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings.  Thus, our common stockholders bear the risk of our future offerings reducing the market price of our common stock.

Our charter provides that we may issue up to 20 million shares of preferred stock in one or more series.  The issuance of additional preferred stock on parity with or senior to our 8.625% Series A Cumulative Preferred Stock (which we refer to as our “Series A Preferred Stock”), 6.25% Series B Cumulative Convertible Preferred Stock (which we refer to as our “Series B Preferred Stock”), or 7.625% Series C Cumulative Redeemable Preferred Stock (which we refer to as our “Series C Preferred Stock”) could have the effect of diluting the amounts we may have available for distribution to holders of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock. The Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock will be subordinated to all our existing and future debt.  Thus, our Series A Preferred Stockholders, our Series B Preferred Stockholders and our Series C Preferred Stockholders bear the risk of our future offerings reducing the market price of our Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock.

We may issue additional shares of common stock or shares of preferred stock that are convertible into common stock.  If we issue a significant number of shares of common stock or convertible preferred stock in a short period of time, there could be a dilution of the existing common stock and a decrease in the market price of the common stock.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes particular U.S. federal income tax considerations regarding our qualification and taxation as a REIT and particular U.S. federal income tax consequences resulting from the acquisition, ownership and disposition of our capital stock.  This discussion is based on current law and assumes that we have qualified at all times throughout our existence, and will continue to qualify, as a REIT for U.S. federal income tax purposes.  The tax law upon which this discussion is based could be changed and any such change could have a retroactive effect.  The following discussion is not exhaustive of all possible tax considerations.  This summary neither gives a detailed discussion of any state, local or foreign tax considerations nor discusses all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or to particular types of stockholders which are subject to special tax rules, such as insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations or partnerships and persons who are not citizens or residents of the U.S., stockholders that hold our stock as a hedge, part of a straddle, conversion transaction or other arrangement involving more than one position, or stockholders whose functional currency is not the U.S. dollar. This discussion assumes that you will hold our capital stock as a “capital asset” under the Code, which generally is property held for investment.

We urge you to consult with your own tax advisor regarding the specific consequences to you of the acquisition, ownership and disposition of stock in an entity electing to be taxed as a REIT, including the federal, state, local, foreign and other tax considerations of such acquisition, ownership, disposition and election and the potential changes in applicable tax laws.

General

Our qualification and taxation as a REIT depends upon our ability to meet, on an ongoing basis, various requirements imposed under the Code as discussed below, which relate to the nature of our gross income, the composition of our assets, distribution levels and diversity of stock ownership.  Accordingly, the actual results of our operations for any particular taxable year may not satisfy these requirements.

We have made an election to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 1998.  We currently expect to continue operating in a manner that will permit us to maintain our qualification as a REIT.  All qualification requirements for maintaining our REIT status, however, may not have been, or might not continue to be, met.

So long as we qualify for taxation as a REIT, we generally will be permitted a deduction for dividends that we pay to our stockholders.  As a result, we generally will not be required to pay federal corporate income taxes on our net income that is distributed to our stockholders on a current basis.  This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a corporation.  Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when this income is distributed.  We will be required to pay federal income tax, however, as follows:

•                            we will be required to pay tax at regular corporate rates on any undistributed “real estate investment trust taxable income,” including undistributed net capital gains;

•                            we may be required to pay the “alternative minimum tax” on our items of tax preference; and

•                            if we have (a) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business, or (b) other non-qualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income.  Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or on a lease of the property.

To the extent that distributions exceed current and accumulated earnings and profits, they will constitute a return of capital, rather than dividend or capital gain income, and will reduce the stockholder’s tax basis in the stock with respect to which the distributions are paid and, to the extent that they exceed such basis, will be taxed in the same manner as gain from the sale of that stock.  For purposes of determining whether distributions are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock (rather than to our common stock) with the result that distributions with respect to our preferred stock are more likely to be treated as dividends than as return of capital or a distribution in excess of basis.  Calculations of corporate earnings and profits are complex and it is possible that distributions expected to be a return of capital may subsequently be determined to be taxable distributions of earnings and profits.

Currently, dividends paid by regular C corporations to stockholders other than corporations are generally taxed at the rate applicable to long-term capital gains, which is currently a maximum of 20%, subject to certain limitations.  Because we are a REIT, however, our dividends, including dividends paid on our stock, including shares of our preferred stock, generally will continue to be taxed at regular ordinary income tax rates, except in limited circumstances, including dividend distributions allocable to distributions we have received from a taxable REIT subsidiary or other taxable corporation; provided, however, that all such distributions, other than distributions which are taxable as capital gain dividends or traceable to distributions from a taxable REIT subsidiary, as are received by a pass-through entity or an individual, will be eligible for a 20% deduction from gross income starting in 2018 under the new tax laws. This eligibility for a 20% deduction will expire in 2025.

We will be required to pay a 100% tax on any net income from prohibited transactions.  Prohibited transactions are, in general, sales or other taxable dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business.  While the Code contains certain safe harbor provisions to avoid the application of this 100% tax, outside of the safe harbor, the determination of whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction.  No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we can comply with certain safe harbor provisions of the Code that would prevent such treatment.  The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be taxed to the corporation at regular corporate tax rates.

If we fail to satisfy the 75% gross income test or the 95% gross income test discussed below but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a tax equal to the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below, and (ii) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test described below, multiplied by a fraction intended to reflect our profitability.

In the event a more than de minimis failure of any of the asset tests occurs in a taxable year, as long as the failure was due to reasonable cause and not willful neglect and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we may pay a tax equal to the greater of $50 thousand or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy any of the asset tests in lieu of having our qualification as a REIT terminated.

In the event of a failure to satisfy one or more requirements for REIT qualification occurring in a taxable year, other than the gross income tests and the asset tests, as long as such failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50 thousand for each such failure in order to maintain our REIT qualification.

We will be required to pay a nondeductible 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year at least the sum of:

•                            85% of our real estate investment trust ordinary income for the year;

•                            95% of our real estate investment trust capital gain net income for the year; and

•                            any undistributed taxable income from prior periods.

This distribution requirement is in addition to, and different from, the distribution requirements discussed below in the section entitled “Annual Distribution Requirements.”

We may elect to retain and pay income tax on our net long-term capital gain.  In that case, if we so elect, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund of its proportionate share of the tax we paid.  The basis of the stockholder’s shares is increased by the amount of the undistributed long-term capital gain (less the amount of capital gains tax paid by the REIT) includable by the stockholder.

If we own a residual interest in a real estate mortgage investment conduit (which we refer to as a “REMIC”), we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held by “disqualified” organizations.  Although the law is unclear, similar rules may apply if we own an equity interest in a taxable mortgage pool.  To the extent that we own a REMIC residual interest or an interest in a taxable mortgage pool through a taxable REIT subsidiary, we will not be subject to this tax, although our taxable REIT subsidiary will be subject to corporate income tax on all of its income, including any income derived from a residual interest in a REMIC or an interest in a taxable mortgage pool.  A “disqualified organization” includes:

•                            the United States of America;

•                            any state or political subdivision of the United States of America;

•                            any foreign government;

•                            any international organization;

•                            any agency or instrumentality of any of the foregoing;

•                            any other tax-exempt organization other than a farmers’ cooperative described in Section 521 of the Code that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

•                            any rural electrical or telephone cooperative.

If we acquire any asset from a corporation which is or has been taxed as a C corporation under the Code in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of:

•                            the fair market value of the asset, over

•                            our adjusted basis in the asset,

•                            in each case determined as of the date on which we acquired the asset.

We may be subject to a 100% excise tax on certain transactions with any taxable REIT subsidiaries (defined below) to the extent that such transactions are not conducted on a basis that is consistent with arm’s length terms.

In addition, notwithstanding our REIT status, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner as they are treated for federal income tax purposes.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

1.                        that is managed by one or more trustees or directors;

2.                        that issues transferable shares or transferable certificates to evidence beneficial ownership;

3.                        that would be taxable as a domestic corporation but for Code Sections 856 through 859;

4.                        that is not a financial institution or an insurance company within the meaning of the Code;

5.                        that is beneficially owned by 100 or more persons;

6.                        not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, at all times during the last half of each taxable year;

7.                        that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

8.                        that elects to be a REIT or has made such election for a previous taxable year and satisfies all relevant filing and other administrative requirements established by the IRS that must be met in order to elect and retain REIT status.

The Code provides that all of the first four conditions stated above must be met during the entire taxable year and that the fifth condition must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months.  The fifth and sixth conditions do not apply until after the first taxable year for which an election is made to be taxed as a REIT.

For purposes of the sixth condition, certain specified types of trusts and tax-exempt entities are treated as individuals, except that a “look-through” exception generally applies with respect to pension funds.

Stock Ownership Tests

As noted above, our stock must be beneficially held by at least 100 persons (which we refer to as the “100 Stockholder Rule”), and no more than 50% of the value of our stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the taxable year (which we refer to as the “5/50 Rule”).  We are required to solicit information from certain of our record stockholders to verify actual stock ownership levels and our charter provides for restrictions regarding the transfer of our stock in order to aid in meeting the stock ownership requirements.  If we were to fail either of the stock ownership tests, we would generally be disqualified from our REIT status.  However, if we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet the 5/50 Rule, then we will be treated as having met the 5/50 Rule.

Income Tests

We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

•                            We must derive, directly or indirectly, at least 75% of our gross income, excluding gross income from prohibited transactions, from specified real estate sources, including rental income, interest on obligations (including certain MBS) that are secured by mortgages on real property or on interests in real property, gain from the disposition of “qualified real estate assets,” (i.e., interests in real property, mortgages secured by real property or interests in real property, and certain other assets), income from certain types of temporary investments, amounts, such as commitment fees, received in consideration for entering into an agreement to make a loan secured by real property, and income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets (in which case, all of the income derived from the REMIC) (which we refer to as the “75% gross income test”); and

•                            We must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (a) the sources of income that satisfy the 75% gross income test, (b) dividends, interest and gain from the sale or disposition of stock or securities, or (c) any combination of the foregoing (which we refer to as the “95% gross income test”).

Gross income from servicing loans for third parties is not qualifying income for purposes of either gross income test.  Any gross income from our sale of property held primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests (but is subject to a 100% tax as a prohibited transaction unless certain safe harbor provisions are satisfied).  Income and gain from certain transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets, and that are clearly and timely identified as such, are excluded from both the numerator and denominator for purposes of both gross income tests.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for federal income tax purposes, in which it owns an interest, which share is determined by reference to the REIT’s capital interest in such entity, and is deemed to have earned all of the income earned by any qualified REIT subsidiary (in general, a 100%-owned corporate subsidiary of a REIT) or any other entity that is disregarded as separated from the parent REIT for U.S. federal income tax purposes. Interest earned by a REIT ordinarily does not qualify as income meeting the 75% or 95% gross income tests if the determination of all or some of the amount of interest depends on the income or profits of any person.  Interest will not be disqualified from meeting such tests, however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

The following paragraphs discuss in more detail the specific application of the gross income tests to us.

Interest.  The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person.  However, interest generally includes the following:

•                            an amount that is based on a fixed percentage or percentages of receipts or sales; and

•                            an amount that is based on the income or profits of a debtor as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will generally be treated as gain from the sale of the property securing the loan, which normally constitutes qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test.  However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test.  The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.  For purposes of these rules, ancillary personal property that secures a mortgage loan and has a value not in excess of 15% of the total value of the collateral (i.e., of the real property together with the personal property) is treated as real property.

The interest, original issue discount and market discount income that we receive from our mortgage loans and certain MBS (including Agency MBS and interests in REMICs) generally will be qualifying income for purposes of both gross income tests.  However, as discussed above, if the fair market value of the real estate securing any of our loans is less than the principal amount of the loan, a portion of the income from that loan will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

Fee Income.  We may receive various fees in connection with originating mortgage loans.  The fees will be qualifying income for purposes of both the 75% and 95% income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined based on the borrower’s income or profits.  Therefore, commitment fees will generally be qualifying income for purposes of the income tests.  Other fees, such as fees received for servicing loans for third parties, are not qualifying income for purposes of either income test.

Dividends.  Our share of any dividends received from any corporation (including any of our taxable REIT subsidiaries, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test.  Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

Rents from Real Property.  Rents that we receive with respect to real property will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above provided that the following conditions are met:

•                            First, the amount of rent must not be based, in whole or in part, on the income or profits of any person.  However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

•                            Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space.  A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

•                            Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•                            Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue.  However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience.  In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property.  Furthermore, we may own up to 100% of the stock of a taxable REIT subsidiary, which may provide customary and non-customary services to tenants without tainting our rental income from the related properties.

Hedging Transactions.  From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities.  Our hedging activities may include entering into interest rate swap agreements, caps and floors, options to purchase these items and futures and forward contracts.  Income and gain from certain “hedging transactions” will be excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.  A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets.  We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated or entered into, and to meet certain other requirements.  To the extent that any of our hedging transactions do not meet these requirements, or if we hedge for other purposes, or to the extent that a portion of our mortgage loans is not secured by “real estate assets” (as described below under “Asset Tests”), or in other situations, the income from those transactions could be treated as income that does not qualify for purposes of one or both of the gross income tests.  We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Prohibited Transactions.  As discussed above, a REIT will incur a 100% tax on the net income derived from any sale or other disposition of property other than foreclosure property that the REIT holds primarily for sale to customers in the ordinary course of a trade or business.  We believe that our assets generally will not be held primarily for sale to customers and that sales of our assets will not be considered to be in the ordinary course of our business.  Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset.  When practicable we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction or otherwise structure our sale transactions so as to minimize this risk.

Foreclosure Property.  We will be subject to tax at the maximum corporate rate on any income from foreclosure property other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income.  However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests.  Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•                            that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•                            for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•                            for which the REIT makes a proper election to treat the property as foreclosure property.

Permitted foreclosure property income also includes foreign currency gain that is attributable to otherwise permitted income from foreclosure property.  Such foreign currency gain also is included as foreclosure property income for purposes of any tax on such income.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.  Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property or longer if an extension is granted by the Secretary of the Treasury.  This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•                            on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•                            on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•                            which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Failure to Satisfy Gross Income Tests.  If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws.  Those relief provisions will be available if:

•                            our failure to meet those tests is due to reasonable cause and not to willful neglect, and

•                            following such failure for any taxable year, a schedule of the sources of our income is filed in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions.  In addition, as discussed above, even if the relief provisions apply, we would incur a tax equal to the amount that our gross income fails to satisfy the 75% gross income test or the 95% gross income test, as applicable, multiplied by a fraction intended to reflect our profitability.

Foreign Investment and Exchange Gains

A REIT must be a U.S. domestic entity, but it is permitted to hold foreign real estate or other foreign-based assets, provided that the 75% and 95% income tests and other requirements for REIT qualification are met.  A REIT that holds foreign real estate or other foreign-based assets may have foreign currency exchange gain under the foreign currency transaction tax rules.  Foreign currency exchange gain originally was not explicitly included in the statutory definitions of qualifying income for purposes of the 75% and 95% income tests until a statutory change, although the IRS issued guidance that allowed foreign currency gain to be treated as qualified income in certain circumstances.  The statutory change excludes certain foreign currency gain from the computation of qualifying income for purposes of the 75% income test or the 95% income test, respectively.  The exclusion is solely for purposes of the computations under these tests.

The statutory change defines two new categories of income for purposes of the exclusion rules: “real estate foreign exchange gain” and “passive foreign exchange gain.”  Real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and the 95% income tests.  Passive foreign exchange gain is excluded for purposes of the 95% income test but is included in gross income and treated as non-qualifying income, to the extent that it is not real estate foreign exchange gain, for purposes of the 75% income test.

Real estate foreign exchange gain is foreign currency gain which is attributable to: (i) any item of income qualifying for the numerator for the 75% income test; (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (iii) becoming or being the obligor under obligations secured by mortgages on real property or interests in real property.  Real estate foreign exchange gain also includes certain foreign currency gains attributable to certain “qualified business units” of the REIT.

Passive foreign exchange gain includes all real estate foreign exchange and, in addition, includes foreign currency gain which is attributable to: (i) any item of income or gain included in the numerator for the 95% income test, (ii) acquisition or ownership of obligations other than described in the preceding paragraph; (iii) becoming the obligor under obligations other than described in the preceding paragraph; and (iv) any other foreign currency gain to be determined by the IRS.

Notwithstanding the foregoing rules, except in the case of certain income excluded under the hedging rules, foreign currency exchange gain derived from engaging in dealing, or substantial and regular trading, in certain securities constitutes gross income that does not qualify under either the 75% or 95% income test.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year:

First, at least 75% of the value of our total assets must consist of:

•                            cash or cash items, including certain receivables;

•                            government securities;

•                            interests in real property, including leaseholds and options to acquire real property and leaseholds;

•                            interests in mortgage loans secured by real property (together with ancillary personal property that does not exceed 15% of the total collateral value), including, in general, our Agency MBS;

•                            stock in other REITs;

•                            debt instruments issued by publicly offered REITs;

•                            investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

•                            regular or residual interests in a REMIC.  However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

The term “cash” for purposes of the REIT asset qualification rules is defined to include foreign currency if the REIT or its “qualified business unit” uses such foreign currency as its functional currency, but only to the extent such foreign currency is held for use in the normal course of the activities of the REIT or the “qualified business unit” giving rise to income in the numerator for the 75% or 95% income tests, or directly related to acquiring or holding assets qualifying for the numerator in the 75% assets test, and is not held in connection with a trade or business of trading or dealing in certain securities.

Second, not more than 25% of the value of our total assets may be represented by securities (other than those included in the preceding category).

Third, not more than 25% of the value of our total assets (20% commencing in 2018) may be represented by securities of one or more taxable REIT subsidiaries.

Fourth, except with respect to a taxable REIT subsidiary and securities that qualify for purposes of the 75% test described above, (a) not more than 5% of the value of our total assets may be represented by securities of any one issuer, (b) we may not hold securities possessing more than 10% of the total voting power of the outstanding securities of any one issuer and (c) we may not hold securities having a value of more than 10% of the total value of the outstanding securities of any one issuer.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership.

For purposes of the 10% value test, the term “securities” does not include:

•                            “Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors.  “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled taxable REIT subsidiary (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have aggregate value of more than 1% of the issuer’s outstanding securities.  However, “straight debt” securities include debt subject to the following contingencies:

•                            a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•                            a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•                            Any loan to an individual or an estate.

•                            Any “section 467 rental agreement” other than an agreement with a related party tenant.

•                            Any obligation to pay “rents from real property.”

•                            Certain securities issued by governmental entities.

•                            Any security issued by a REIT.

•                            Any debt instrument of an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership.

•                            Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transaction, is qualifying income for purposes of the 75% gross income test described above in “Income Tests.”

The asset tests described above are based on our gross assets.  For federal income tax purposes, we will be treated as owning both the loans we hold directly and, in general, any loans that we would securitize through non-REMIC debt securitizations.  Although we will have a partially offsetting obligation with respect to the securities issued pursuant to securitizations, these offsetting obligations will generally not reduce the gross assets we are considered to own for purposes of the asset tests.

We believe that a substantial majority of the mortgage loans and MBS that we will own will be qualifying assets for purposes of the 75% asset test.  However, certain of our investments, such as certain non-agency MBS that are not interests in REMICs, and certain derivative positions in MBS such as interests in “to be announced” Agency MBS and dollar roll transactions, may not qualify for purposes of the asset tests.  Moreover, for purposes of these rules, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan (together with that of any ancillary personal property which serves as collateral), a portion of such loan likely will not be a qualifying real estate asset under the federal income tax laws.

Revenue Procedures 2011-16 and 2014-51 discuss the modification of a mortgage loan (or an interest therein) that is held by a REIT in which the modification was occasioned by either a default on the loan or a modification that satisfies both of the following conditions: (a) based on all the facts and circumstances, the REIT or servicer of the loan (the “pre-modified loan”) reasonably believes that there is a significant risk of default of the pre-modified loan upon maturity of the loan or at an earlier date, and (b) based on all the facts and circumstances, the REIT or servicer reasonably believes that the modified loan presents a substantially reduced risk of default, as compared with the pre-modified loan. Revenue Procedures 2011-16 and 2014-51 provide that a REIT may treat a modification of a mortgage loan described therein as not being a new commitment to make or purchase a loan for purposes of apportioning interest on that loan between interest with respect to real property or other interest.  The modification will also not be treated as a prohibited transaction.  Further, with respect to the REIT asset test, the IRS will not challenge the REIT’s treatment of a loan as being in part a “real estate asset” if the REIT treats the loan as being a real estate asset in an amount equal to the lesser of (a) the value of the loan as determined under Treasury Regulations Section 1.856-3(a), or (b) the loan value of the real property securing the loan as determined under Treasury Regulations Section 1.856-5(c) and Revenue Procedures 2011-16 and 2014-51.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our investment portfolio to comply at all times with such tests.  There can be no assurance, however, that we will be successful in this effort.  In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times.  Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a lower value is applicable.  If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•                            we satisfied the asset tests at the end of the preceding calendar quarter; and

•                            the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets, or solely by a change in the foreign currency exchange rate used to value a foreign asset.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that, at the end of any calendar quarter, we violate the asset tests described above, we will not lose our REIT status if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure.  In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if (i) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure and (ii) pay a tax equal to the greater of $50 thousand or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

We currently believe that the securities and other assets that we expect to hold will satisfy the foregoing asset test requirements.  However, no independent appraisals will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that we hold.  Moreover, the values of some assets may not be susceptible to a precise determination.  As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Annual Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•                            the sum of:

•                                                                       90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•                                                                       90% of our after-tax net income, if any, from foreclosure property, minus

•                                                                       the sum of certain items of excess non-cash income.

We must pay such distributions in the taxable year to which they relate or in the following taxable year if we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration.  In addition, dividends declared in October, November or December payable to stockholders of record in such month are deemed received by stockholders on December 31 and to have been paid on December 31 if actually paid in January of the following year.  See below under “Distributions Generally.”

We will pay the federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders.  Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•                            85% of our REIT ordinary income for such year,

•                            95% of our REIT capital gain income for such year, and

•                            any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.  We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year.  See “Taxation of Taxable U.S. Stockholders.”  If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above.  We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to not incur corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income.  Possible examples of those timing differences include the following:

•                            Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•                            We will recognize taxable income in advance of the related cash flow if any of our mortgage loans or MBS are deemed to have original issue discount.  We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•                            We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than our tax basis in those loans, although such proceeds often will be used to make non-deductible principal payments on related borrowings.

•                            We may recognize taxable income without receiving a corresponding cash distribution if we foreclose on or make a significant modification to a loan to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds our basis in the original loan.

•                            We may recognize phantom taxable income from any residual interests in REMICs or from retained ownership interests in mortgage loans that are used in certain securitization structures.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis.  As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income.  In such a situation, we may need to borrow funds or issue additional common stock or preferred stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year.  We may include such deficiency dividends in our deduction for dividends paid for the earlier year.  Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT.  In addition, to avoid a monetary penalty, we must request, on an annual basis, information from our stockholders designed to disclose the actual ownership of our outstanding stock.  We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50 thousand for each such failure.  In addition, there are relief provisions for a failure of the gross income tests and asset tests as described in “Income Tests” and “Asset Tests.”

If we fail to qualify as a REIT in any taxable year and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates.  In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts distributed to our stockholders.  In fact, we would not be required to distribute any amounts to stockholders in that year.  In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income.  Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and domestic non-corporate stockholders may be eligible for the reduced federal income tax rate of 20% on qualified dividends.  Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.  We cannot predict whether, in all circumstances, we would qualify for such statutory relief.

Qualified REIT Subsidiaries

A qualified REIT subsidiary (which we refer to as a “QRS”) is any corporation in which we own 100% of the outstanding stock and for which no election has been made to classify it as a taxable REIT subsidiary.  The separate existence of a QRS is disregarded for federal income tax purposes.  As such, assets, liabilities and income of a QRS would generally be treated as our assets, liabilities and income for purposes of each of the above REIT qualification tests.  In February 2014, we incorporated a wholly-owned QRS, Anworth Properties, Inc., which commenced operations in March 2014.  In August 2017, we incorporated another wholly-owned QRS, Anworth Mortgage Loans, Inc., which has not yet commenced operations.  Our subsidiaries may own, from time to time, REIT-qualifying assets, such as certain types of mortgage assets and rental real estate assets.

Taxable REIT Subsidiaries

A taxable REIT subsidiary is any corporation in which we own stock (directly or indirectly) and that we and such corporation jointly elect to classify as a taxable REIT subsidiary.  A taxable REIT subsidiary is not subject to the REIT asset, income and distribution requirements, nor is its assets, liabilities or income treated as our assets, liabilities or income for purposes of each of the above REIT qualification tests.  We have incorporated Anworth Property Services, Inc., a wholly-owned subsidiary which we intend will be treated as a taxable REIT subsidiary, although it has not yet commenced operations.  Our taxable REIT subsidiary will provide an entity through which we may participate in various activities that might otherwise have adverse tax consequences if conducted directly by a REIT or through a QRS.  Unlike a REIT, a taxable REIT subsidiary pays standard corporate taxes on its income.  Examples of activities in which a taxable REIT subsidiary might engage include: sales of assets in the ordinary course of business that would be a prohibited transaction if sold by the parent REIT; certain securitization activities; and certain service activities (including management of properties owned by third parties and non-customary services to real estate tenants).  We generally intend to make a taxable REIT subsidiary election with respect to any other corporation in which we acquire securities constituting more than 10% by vote or value of such corporation and that is not a QRS.  However, the aggregate value of all of our taxable REIT subsidiaries must be limited to 25% of the total value of our assets (20% commencing in 2018).

We may be subject to a 100% penalty tax on certain transactions with a taxable REIT subsidiary that are not on an arm’s length basis.  We intend for the terms of any transactions with a taxable REIT subsidiary to be consistent with arm’s length terms.

We generally expect to derive any income from any taxable REIT subsidiaries in the form of dividends.  Such dividends are not real estate source income for purposes of the 75% income test, although they will qualify for purposes of the 95% test.  Therefore, when aggregated with our non-real estate source income, such dividends must not exceed 25% of our gross income in any year.  We intend to monitor the value of our investment in, and the distributions from, our taxable REIT subsidiaries to ensure compliance with all applicable REIT income and asset tests in the event that we establish any taxable REIT subsidiaries.

Taxable REIT subsidiaries are generally subject to corporate level tax on their net income and will generally be able to distribute only net after-tax earnings to their stockholders, including us, as dividend distributions.  Any dividends that we pay which are attributable to dividends received by us from taxable REIT subsidiaries can qualify for the 20% tax rate on qualified dividends in the hands of our stockholders that are not corporations.

Taxation of Taxable U.S. Stockholders

For purposes of the discussion in this Annual Report on Form 10-K, the term “U.S. stockholder” means a holder of our stock that is, for U.S. federal income tax purposes:

•                            a citizen or resident of the U.S.;

•                            a corporation (including an entity treated as a corporation for federal income tax purposes), partnership or other entity created or organized in or under the laws of the U.S. or of any state thereof or in the District of Columbia, unless Treasury regulations provide otherwise;

•                            an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•                            a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (ii) that has a valid election in place to be treated as a U.S. person.

Distributions Generally

Distributions out of our current or accumulated earnings and profits, other than capital gain dividends, will generally be taxable to U.S. stockholders as ordinary income; provided, however, that all such distributions, other than distributions which are taxable as capital gain dividends or traceable to distributions from a taxable REIT subsidiary, as are received by a pass-through entity or an individual, will be eligible for a 20% deduction from gross income starting in 2018 under the new tax laws.  This eligibility for a 20% deduction will expire in 2025.  Provided that we continue to qualify as a REIT, dividends paid by us will not be eligible for the dividends received deduction generally available to U.S. stockholders that are corporations.  To the extent that we make distributions in excess of current and accumulated earnings and profits, the distributions will be treated as a tax-free return of capital to each U.S. stockholder and will reduce the adjusted tax basis which each U.S. stockholder has in our stock by the amount of the distribution, but not below zero.  Distributions in excess of a U.S. stockholder’s adjusted tax basis in its stock will be taxable as capital gain and will be taxable as long-term capital gain if the stock has been held for more than one year.  If we declare a dividend in October, November, or December of any calendar year which is payable to stockholders of record on a specified date in such a month and actually pay the dividend during January of the following calendar year, the dividend is deemed to be paid by us and received by the stockholder on December 31st of the previous year, but only to the extent we have any remaining undistributed earnings and profits (as computed under the Code) as of December 31st.  Any portion of this distribution in excess of our previously undistributed earnings and profits as of December 31st should be treated as a distribution to our stockholders in the following calendar year for U.S. federal income tax purposes.  Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.  Ordinary dividends to a U.S. stockholder generally will not be eligible for the favorable tax rates (currently 20% maximum rate) for “qualified dividend income.”  However, the 20% tax rate for “qualified dividend income” will apply to our ordinary REIT dividends that are attributable to (i) dividends received by us from non-REIT corporations such as a taxable REIT subsidiary, and (ii) any income on which we have paid a corporate income tax.

Cost Basis Reporting

New federal income tax information reporting rules may apply to certain transactions in our shares acquired through the Plan.  Where such rules apply, the “cost basis” calculated for the shares involved will be reported to the IRS and to you.  For “cost basis” reporting purposes, you may identify by lot the shares that you transfer or that are redeemed, but if you do not timely notify us of your election, we will identify the shares that are transferred or redeemed on a “first in/first out” basis.  The shares in the Plan are also eligible for the “average cost” basis method, should you so elect.

Brokers that are required to report the gross proceeds from a sale of shares on Form 1099-B are generally required to report the customer’s adjusted basis in the shares and whether any gain or loss with respect to the shares is long-term or short-term.  In some cases, there may be alternative methods of determining the basis in shares that are disposed of, in which case a broker will apply a default method of its choosing if the investor does not indicate which method it chooses to have applied.

Capital Gain Distributions

Distributions designated by us as capital gain dividends will be taxable to U.S. stockholders as capital gain income.  We can designate distributions as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution.  This capital gain income will generally be taxable to non-corporate U.S. stockholders at a 20% or 25% rate based on the characteristics of the asset we sold that produced the gain.  U.S. stockholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.

Retention of Net Capital Gains

We may elect to retain, rather than distribute as a capital gain dividend, our net capital gains.  If we were to make this election, we would pay tax on such retained capital gains.  In such a case, if we so elect, our stockholders would:

•                            include their proportionate share of our undistributed net capital gains in their taxable income;

•                            receive a credit for their proportionate share of the tax paid by us in respect of such net capital gain; and

•                            increase the adjusted basis of their stock by the difference between the amount of their share of our undistributed net capital gain and their share of the tax paid by us.

Passive Activity Losses, Investment Interest Limitations and Other Considerations of Holding Our Stock

Distributions that we make and gains arising from the sale or exchange of our stock by a U.S. stockholder will not be treated as passive activity income.  As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gains relating to our stock.  Distributions by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the limitations under the Code on the deductibility of investment interest expense.  Further, if we, or a portion of our assets, were to be treated as a taxable mortgage pool, or if we hold a residual interest in a REMIC, any resultant excess inclusion income that we derive which is allocated to you could not be offset by any losses or other deductions you may have.

Dispositions of Stock and Warrants

A U.S. stockholder or U.S. warrant holder that sells or disposes of our stock or warrants will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash or the fair market value of any property the stockholder or warrant holder receives on the sale or other disposition and the stockholder’s or warrant holder’s adjusted tax basis in the stock or warrants, as applicable.  This gain or loss will be capital gain or loss and will be long-term capital gain or loss if the stockholder or warrant holder has held the stock or warrants for more than one year.  In general, any loss recognized by a U.S. stockholder or warrant holder upon the sale or other disposition of our stock or warrants that the stockholder or warrant holder has held for six months or less will be treated as long-term capital loss to the extent the stockholder or warrant holder received distributions from us which were required to be treated as long-term capital gains.  All or a portion of any loss that a U.S. stockholder or warrant holder realizes upon a taxable disposition of our stock or warrants may be disallowed if the stockholder purchases other stock within 30 days before or after the disposition.

Information Reporting and Backup Withholding

We report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld.  Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid and redemption proceeds unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number certifying as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.  A U.S. stockholder that does not provide us with its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS.  A U.S. stockholder can meet this requirement by providing us with a correct, properly completed and executed copy of IRS Form W-9 or a substantially similar form.  Backup withholding is not an additional tax.  Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability, if any, and otherwise be refundable.  In addition, we may be required to withhold a portion of capital gain distributions made to any stockholders who fail to certify their non-foreign status.

Medicare Tax

Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends, interest and certain other investment income, including capital gains from the sale or disposition of our stock.

Taxation of Tax-Exempt Stockholders

The IRS has ruled that amounts distributed as a dividend by a REIT will be excluded from the calculation of unrelated business taxable income (which we refer to as “UBTI”) when received by a tax-exempt entity.  Based on that ruling, provided that a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Code, i.e., property, the acquisition, or holding of which is financed through a borrowing by the tax-exempt U.S. stockholder, the stock is not otherwise used in an unrelated trade or business, and we do not hold a residual interest in a REMIC that gives rise to “excess inclusion” income, as defined in Section 860E of the Code, dividend income on our stock and income from the sale of our stock should not be unrelated business taxable income to a tax-exempt stockholder. However, if we or a pool of our assets were to be treated as a “taxable mortgage pool,” a portion of the dividends paid to a tax-exempt stockholder may be subject to tax as unrelated business taxable income.  Although we do not believe that we, or any portion of our assets, will be treated as a taxable mortgage pool, no assurance can be given that the IRS might not successfully maintain that such a taxable mortgage pool exists.

For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our stock will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our stock. Any prospective and current investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a substantial portion of the dividends that a tax-exempt stockholder receives may constitute UBTI if we are treated as a “pension-held REIT” and the stockholder is a pension trust which:

•                            is described in Section 401(a) of the Code; and

•                            holds more than 10%, by value, of the interests in the REIT.

Tax-exempt pension funds that are described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code are referred to below as “qualified trusts.”

A REIT is a “pension-held REIT” if:

•                            it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by a qualified trust shall be treated, for purposes of the 5/50 Rule, described above, as owned by the beneficiaries of the trust, rather than by the trust itself; and

•                            either at least one qualified trust holds more than 25%, by value, of the interests in the REIT, or one or more qualified trusts, each of which owns more than 10%, by value, of the interests in the REIT, holds in the aggregate more than 50%, by value, of the interests in the REIT.

The percentage of any REIT dividend treated as unrelated business taxable income is equal to the ratio of:

•                            the unrelated business taxable income earned by the REIT, less directly related expenses, treating the REIT as if it were a qualified trust and therefore subject to tax on unrelated business taxable income, to

•                            the total gross income, less directly related expenses, of the REIT.

A de minimis exception applies where the percentage is less than 5% for any year.  As a result of the limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a “pension-held REIT.”

Taxation of Non-U.S. Stockholders

The rules governing federal income taxation of “non-U.S. stockholders” are complex and no attempt will be made herein to provide more than a summary of these rules.  “Non-U.S. stockholders” means beneficial owners of shares of our stock that are not U.S. stockholders (as such term is defined in the discussion above under the heading entitled “Taxation of Taxable U.S. Stockholders”).

PROSPECTIVE AND CURRENT NON-U.S. STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE IMPACT OF FOREIGN, FEDERAL, STATE AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN OUR STOCK AND OF OUR ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING ANY REPORTING REQUIREMENTS.

Distributions to non-U.S. stockholders that are not attributable to gain from our sale or exchange of U.S. real property interests, and that are not designated by us as capital gain dividends or retained capital gains, will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits.  These distributions will generally be subject to a withholding tax equal to 30% of the distribution unless an applicable tax treaty reduces or eliminates that tax.  However, if income from an investment in our stock is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax at graduated rates on a net basis in the same manner as U.S. stockholders are taxed with respect to those distributions and also may be subject to the 30% branch profits tax in the case of a non-U.S. stockholder that is a corporation.  We expect to withhold tax at the rate of 30% on the gross amount of any distributions made to a non-U.S. stockholder unless:

•                            a lower treaty rate applies and any required form, for example IRS Form W-8BEN, evidencing eligibility for that reduced rate is filed by the non-U.S. stockholder with us; or

•                            the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

Any portion of the dividends paid to non-U.S. stockholders that is treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to non-U.S. stockholders to the extent that these distributions do not exceed the adjusted basis of the stockholder’s stock, but rather will reduce the adjusted basis of that stock.  To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a non-U.S. stockholder’s stock, these distributions will give rise to tax liability if the non-U.S. stockholder would otherwise be subject to tax on any gain from the sale or disposition of its stock, as described below.  Because it generally cannot be determined at the time a distribution is made whether or not such distribution may be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend.  However, amounts so withheld are creditable against U.S. tax liability, if any, or refundable by the IRS to the extent that the distribution is subsequently determined to be in excess of our current and accumulated earnings and profits.  We are also required to withhold 15% of any distribution in excess of our current and accumulated earnings and profits if our stock is a U.S. real property interest and if we are not a domestically controlled REIT, as discussed below.  Consequently, although we intend to generally withhold at a rate of 30% on the entire amount of any distribution to a non-U.S. stockholder, to the extent that we do not do so, any portion of a distribution not subject to withholding at a rate of 30% may be subject to withholding at a rate of 15%.

Distributions attributable to our capital gains which are not attributable to gain from the sale or exchange of a U.S. real property interest generally will not be subject to income taxation unless (1) investment in our stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. stockholder), in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain (except that a corporate non-U.S. stockholder may also be subject to the 30% branch profits tax), or (2) the non-U.S. stockholder is a non-resident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the non-resident alien individual will be subject to a 30% tax on the individual’s capital gains.

For any year in which we qualify as a REIT, distributions that are attributable to gain from the sale or exchange of a U.S. real property interest, which includes some interests in real property, but generally does not include an interest solely as a creditor in mortgage loans or MBS, will be taxed to a non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (which we refer to as “FIRPTA”).  Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a non-U.S. stockholder as if that gain were effectively connected with the stockholder’s conduct of a U.S. trade or business (effectively connected income).  Non-U.S. stockholders thus would be taxed on such income at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.  Distributions that are subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate stockholder.  We are required to withhold 35% of any distribution that we designate (or, if greater, the amount that we could designate) as a capital gains dividend.  The amount withheld is creditable against the non-U.S. stockholder’s FIRPTA tax liability.

A capital gain distribution from a REIT to a foreign investor will not be treated by a non-U.S. stockholder as effectively connected income, provided that (i) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S. (our stock currently is so traded) and (ii) the foreign investor does not own more than 10% of the class of stock at any time during the taxable year within which the distribution is received.  In that case, the foreign investor is not required to file a U.S. federal income tax return by reason of receiving such a distribution.  Such a distribution is treated as an ordinary dividend that is subject to withholding and taxation as described above and is not treated as a capital gain.  Also, the branch profits tax does not apply to such a distribution.

Gain recognized upon the sale of our stock by a non-U.S. stockholder could be treated as effectively connected income under FIRPTA if we are considered to be a United States Real Property Holding Corporation, or USRPHC.  In general, a corporation is considered to be a USRPHC if more than 50% of its business assets at any time during a prescribed testing period (which is typically five years) consist of U.S. real property interests.  Interests solely as a creditor, including most mortgage loans and MBS, are not considered to be U.S. real property interests.  Although we hold certain U.S. real property interests, we do not believe that we are or have been a USRPHC, in which case FIRPTA would not apply to gain recognized upon a sale of our stock.

Even if we become a USRPHC in the future, gains recognized by a non-U.S. stockholder upon a sale of our stock generally will not be taxed under FIRPTA if we are a domestically-controlled REIT, which is a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. stockholders.  Because our stock is publicly traded, we cannot assure our investors that we are or will remain a domestically-controlled REIT.  Even if we are not a domestically-controlled REIT, however, a non-U.S. stockholder that owns, actually or constructively, 10% or less of our stock throughout a specified testing period will not recognize taxable gain on the sale of our stock under FIRPTA if the shares are traded on an established securities market.

If gain from the sale of the stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to that gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.  The 30% branch profits tax to which non-U.S. corporations are subject would not apply to such gain.  In addition, the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

The Protecting Americans from Tax Hikes Act of 2015, or the PATH Act, creates new exemptions from FIRPTA for foreign pension funds that meet certain requirements and for “qualified shareholders.”  Qualified shareholders are certain foreign entities that are publicly traded “qualified collective investment vehicles” which are subject to exchange of information provisions pursuant to a tax treaty between the United States and their home country, maintain records identifying large shareholders and meet certain other requirements.  To the extent that a non-U.S. stockholder is subject to either of these exemptions, FIRPTA will not apply either to gain recognized by the non-U.S. stockholder upon a sale of our stock or to capital gain dividend that is attributable to a sale by us of a U.S. real property interest.

Gain upon the sale of our stock by a non-U.S. stockholder that is not subject to FIRPTA will be taxable to a non-U.S. stockholder if:

•                            the non-U.S. stockholder’s investment in the stock is effectively connected with a trade or business in the U.S., in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to that gain; or

•                            the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Information Reporting and Backup Withholding

If the proceeds of a disposition of our stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding (currently at a rate of 28%) unless the disposing non-U.S. stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption.  Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer.  If the proceeds from a disposition of our stock are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a “controlled foreign corporation” for federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (a) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a foreign stockholder, and (b) information reporting will not apply if the non-U.S. stockholder satisfies certification requirements regarding its status as a foreign stockholder.

Foreign Accounts

Shareholders that acquire our stock through an account maintained at a non-U.S. financial institution should be aware that the Foreign Account Tax Compliance Act (which we refer to as “FATCA”) provides that a 30% withholding tax will be imposed on certain payments made to a foreign entity (such as dividends that we pay and proceeds from the sale of our stock) if such entity fails to satisfy certain new disclosure and reporting rules.  FATCA generally requires that (i) in the case of shareholder that is foreign financial institution (defined broadly to include a hedge fund, a private equity fund, a mutual fund, a securitization vehicle or other investment vehicle), the entity identify and provide information with respect to financial accounts with such entity held (directly or indirectly) by U.S. persons and U.S.-owned foreign entities and (ii) in the case of a shareholder that is a non-financial foreign entity, the entity identify and provide information with respect to substantial U.S. owners of such entity.

The IRS has released guidance providing that FATCA withholding with respect to gross proceeds from the disposition of stock will not be imposed on payments made prior to January 1, 2019.  The U.S. Treasury has signed certain Intergovernmental Agreements with other countries to implement the exchange of information required under FATCA.  Shareholders that invest in the Company through an account maintained at a non-U.S. financial institution are strongly encouraged to consult with their own tax advisors regarding the potential application and impact of FATCA and any Intergovernmental Agreement between the United States and their home jurisdiction in connection with FATCA compliance.

State, Local and Foreign Taxation

We may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which we transact business or make investments, and our stockholders may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which they reside.  Our state, local and foreign tax treatment may not conform to the federal income tax consequences summarized above.  In addition, a stockholder’s state, local and foreign tax treatment may not conform to the federal income tax consequences summarized above.  Consequently, prospective investors should consult their tax advisors regarding the effect of state, local and foreign tax laws on an investment in our stock.

Possible Legislative or Other Actions Affecting Tax Considerations

Prospective investors and stockholders should recognize that the present U.S. federal income tax treatment of an investment in our stock may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made.  The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes.  Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in our stock.

The recently enacted PATH Act contains changes to certain aspects of the U.S. federal income tax rules applicable to REITs.  The Act modifies various rules that apply to a REIT’s ownership of and business relationship with its taxable REIT subsidiaries and reduces (beginning in 2018) the value of a REIT’s assets that may be in taxable REIT subsidiaries from 25% to 20%.  The PATH Act makes permanent the reduction of the period (from ten years to five years) during which a REIT is subject to corporate-level tax on the recognition of built-in gains in assets of an acquired corporation.

The PATH Act also makes multiple changes related to FIRPTA, expands prohibited transaction safe harbors and qualifying hedges, and repeals for publicly offered REITs the rules that previously could apply to limit the deductibility of certain distributions if they were considered to be preferential dividends.  Lastly, the PATH Act adjusts the way a REIT calculates earnings and profits in certain circumstances to avoid double taxation at the shareholder level, and expands the types of assets and income treated as qualifying for purposes of the REIT requirements.  Investors are urged to consult their tax advisors with respect to these changes and the potential impact on an investment in our stock.

PLAN OF DISTRIBUTION

Except to the extent the Plan Administrator purchases our common stock in open market transactions, our common stock acquired under the Plan will be sold directly by us through the Plan.  We may sell our common stock to stockholders (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters.  Such shares, including shares acquired pursuant to request for waivers granted with respect to the cash payment feature of the Plan, may be resold in market transactions (including coverage of short positions) on any national securities exchange on which shares of our common stock trade or in privately negotiated transactions.  Our common stock is currently listed on the New York Stock Exchange under the symbol “ANH.”  Under certain circumstances, it is expected that a portion of the shares of our common stock available for issuance under the Plan will be issued pursuant to such waivers.  The difference between the price such owners pay to us for our common stock acquired under the Plan, after deduction of the applicable discount from the market price for cash purchases, and the price at which such shares are resold, may be deemed to constitute underwriting commissions received by such owners in connection with such transactions.

Subject to the availability of shares of our common stock registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends.  From time to time, financial intermediaries may engage in positioning transactions in order to benefit from the discount from the market price for dividend reinvestments of common stock acquired through the reinvestment of dividends under the Plan.

Except with respect to open market purchases of our common stock relating to reinvested dividends or cash purchases, we will pay any and all brokerage commissions and related expenses incurred in connection with purchases of our common stock under the Plan, up to 5% of the market price for dividend reinvestments and the market price for cash purchases of our common stock.  Upon withdrawal by a participant from the Plan by the sale of our common stock held under the Plan, the participant will receive the proceeds of such sale less a nominal fee per transaction paid to the Plan Administrator (if such resale is made by the Plan Administrator at the request of a participant), any related brokerage commissions and any applicable transfer taxes.

Our common stock may not be available under the Plan in all states.  This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of our common stock or other securities in any state or any other jurisdiction where the offer or sale is not permitted.

LEGAL MATTERS

Certain tax matters and selected legal matters related to Maryland law, including the validity of our securities offered in this prospectus, will be passed upon for us by Greenberg Traurig, LLP.

EXPERTS

The consolidated financial statements, including the related consolidated financial statement schedule as of December 31, 2017, of Anworth Mortgage Asset Corporation as of December 31, 2017 and 2016 and for each of the years in the three-year period ended December 31, 2017, and the effectiveness of internal control over financial reporting as of December 31, 2017, incorporated by reference in this prospectus have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated by reference in this prospectus and the registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC.  This means that we can disclose important information to you by referring you to another document filed separately with the SEC under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”).  The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus.  We have filed with the SEC and incorporate by reference:

•                            our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 28, 2018, including portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC March 12, 2018 to the extent specifically incorporated by reference therein;

•                            our Current Report on Form 8-K filed with the SEC on February 28, 2018; and

•                            the description of our common stock included in our Form 8-A filed with the SEC on April 30, 2003.

Any documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of the registration statement to which this prospectus relates and prior to the effectiveness of the registration statement, and any documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates, will automatically be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing those documents. Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other document which is also incorporated by reference modifies or supersedes that statement.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon such person’s request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates.  Requests should be directed to the Secretary at Anworth Mortgage Asset Corporation, 1299 Ocean Avenue, Second Floor, Santa Monica, California 90401, telephone: (310) 255-4493.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy the materials we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Rooms.  Our SEC filings are also available to the public from the SEC’s website on the internet at http://www.sec.gov.  This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.  You may also read and copy this information at the Financial Industry Regulatory Authority, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

We maintain a website on the internet at http://www.anworth.com.  The information contained in our website is not part of this prospectus and you should not rely on it in deciding whether to invest in our common stock.

We have filed a registration statement, of which this prospectus is a part, covering the offered securities.  As allowed by SEC rules, this prospectus does not include all of the information contained in the registration statement and the included exhibits, financial statements and schedules.  We refer you to the registration statement, the included exhibits, financial statements and schedules for further information.  This prospectus is qualified in its entirety by such other information.

ANWORTH MORTGAGE ASSET CORPORATION

2018 Dividend Reinvestment and Stock Purchase Plan

PROSPECTUS

, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale and distribution of the securities being registered.  All of the amounts shown are estimates except the U.S. Securities and Exchange Commission registration fee.

U.S. Securities and Exchange Commission registration fee	$0	(1)
Legal fees and expenses	$55,000
Accounting fees and expenses	$25,000
Printing	$10,000
Miscellaneous	$10,000
Total	$100,000

(1)             In accordance with Rule 415(a)(6) under the Securities Act, as amended, this Registration Statement carries over 15,303,119 unsold shares of common stock that were previously registered by the Registrant pursuant to its registration statement on Form S-3 (File No. 333-202739), which was initially filed with the Commission on March 13, 2015, and declared effective by the Commission on March 25, 2015 (which we refer to as the “Prior Registration Statement”).  In connection with the registration of such unsold shares of common stock on the Prior Registration Statement, the Registrant previously paid the applicable registration fee which will continue to be applied to such unsold shares of common stock included on this Registration Statement.  Accordingly, the amount of the SEC registration fee is $0 because no additional securities are being registered on this Registration Statement.

Item 15.                Indemnification of Directors and Officers

Section 2-418 of the Maryland General Corporation Law permits us to indemnify, subject to the exceptions set forth therein, any director or officer of our company who is made a party to any proceeding by reason of service in that capacity to our company, or who is or was, serving as such with respect to another entity at the request of our company.  The Maryland General Corporation Law also provides that we may purchase and maintain insurance on behalf of our directors, officers, employees or agents.

Our charter and bylaws require us to provide for indemnification of our officers and directors substantially identical in scope to that permitted under Section 2-418 of the Maryland General Corporation Law.  Our bylaws also provide that we must pay the expenses of our officers and directors (acting in their capacity as such) incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of (i) a written affirmation by the officer or director of his or her good faith belief that the standard of conduct necessary for indemnification was met, and (ii) a written undertaking by or on behalf of the officer or director to repay all amounts so advanced if it is ultimately determined that the officer or director did not meet the standard of conduct.

Our charter limits the liability of our directors and officers for money damages to us and our stockholders to the fullest extent permitted from time to time by Maryland law.  Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except:

•                            to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; or

•                            if a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

This provision does not limit our ability or our stockholders’ ability to obtain other relief, such as an injunction or rescission.

Item 16.                Exhibits

The following exhibits are part of this Registration Statement on Form S-3 and are numbered in accordance with Item 601 of Regulation S-K.

Exhibit Number	Description

4.1	Specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to Registration Statement on Form S-11 of Registrant (Registration No. 333-38641))

5.1	Opinion of Greenberg Traurig, LLP

8.1	Opinion of Greenberg Traurig, LLP, regarding certain tax matters

23.1	Consent of RSM US LLP

23.2	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 5.1)

23.3	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 8.1)

24.1	Power of Attorney (included on page II-5 of this Registration Statement)

Item 17.                            Undertakings

(a)                   The undersigned registrant (the “Registrant”) hereby undertakes:

(1)                   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)                    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in the of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)                 To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraph (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)                   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                   That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)                 Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)                 Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5)                   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)     Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)                   The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                    The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)                   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on March 15, 2018.

ANWORTH MORTGAGE ASSET CORPORATION

By:	/s/ Joseph Lloyd McAdams
Joseph Lloyd McAdams Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lloyd McAdams and Charles J. Siegel, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any registration statement or post-effective amendment thereto to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph LLOYD MCADAMS	Chairman of the Board and Chief Executive Officer	March 15, 2018
Lloyd McAdams	(Principal Executive Officer)

/s/ CHARLES J. SIEGEL	Chief Financial Officer	March 15, 2018
Charles J. Siegel	(Principal Financial Officer and Principal Accounting Officer)

/s/ JOSEPH E. MCADAMS	President and Director	March 15, 2018
Joseph E. McAdams

/s/ LEE A. AULT, III	Director	March 15, 2018
Lee A. Ault, III

/s/ JOE E. DAVIS	Director	March 15, 2018
Joe E. Davis

/s/ ROBERT C. DAVIS	Director	March 15, 2018
Robert C. Davis

/s/ MARK S. MARON	Director	March 15, 2018
Mark S. Maron